                                                           EXHIBIT 4.2





                        FIRST SUPPLEMENTAL AND RESTATED
                 TRUST INDENTURE, ASSIGNMENT OF LEASE AND RENTS
                             AND SECURITY AGREEMENT
                                  (1993 - __)
                          dated as of March __, 1994,

                                    between

                [SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION]
                            [SOCIETY NATIONAL BANK],
                        a national banking association,
               not in its individual capacity except as expressly
                   stated herein, but solely as Owner Trustee
                        under the Trust Agreement dated
                         as of December 15, 1993, with
                             the Owner Participant,

                                      and

                             THE BANK OF NEW YORK,
                        a New York banking corporation,
                                as Note Trustee


                             Location of Property:

                               TABLE OF CONTENTS

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
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

GRANTING CLAUSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

                                                                    ARTICLE 1
                                                                   PROVISIONS
                                                             OF GENERAL APPLICATION   . . . . . . . . . . . . . . . . .    8

  SECTION 1.1  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  SECTION 1.2  Compliance Certificates and Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  SECTION 1.3  Form of Documents Delivered to Note
               Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  SECTION 1.4  Acts of Noteholders; Record Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  SECTION 1.5  Requests, etc., to Note Trustee, Kmart,
               Owner Trustee and Owner Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  SECTION 1.6  Notices to Noteholders; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  SECTION 1.7  Effect of Headings and Table of Contents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  SECTION 1.8  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  SECTION 1.9  Separability Clause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  SECTION 1.10  Benefits of Note Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  SECTION 1.11  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  SECTION 1.12  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  SECTION 1.13  Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  SECTION 1.14  No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

                                                                    ARTICLE 2

                                                                    THE NOTES
  SECTION 2.1  Issuable in Series; Designations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  SECTION 2.2  Form and Denomination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  SECTION 2.3  Equally and Ratably Secured Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  SECTION 2.4  Execution of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  SECTION 2.5  [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  SECTION 2.6  Registration, Registration of Transfer and
               Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  SECTION 2.7  Mutilated, Destroyed, Lost and Stolen
               Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  SECTION 2.8  Payment of Interest and Principal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  SECTION 2.9  Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  SECTION 2.10  Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  SECTION 2.11  Authentication, Execution, Delivery and
                Dating of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18





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
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
  SECTION 2.12  Source of Payments; Rights and
                Liabilities of Owner Trustee; Owner
                Participant Not Liable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  SECTION 2.13  Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20


                                                                    ARTICLE 3

                                                           SATISFACTION AND DISCHARGE
  SECTION 3.1  Satisfaction and Discharge of Note
               Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  SECTION 3.2  Application of Deposited Money . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  SECTION 3.3  Assignment of Right to Receive Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22


                                                                    ARTICLE 4

                                                    RECEIPT, DISTRIBUTION AND APPLICATION OF
                                               INCOME AND PROCEEDS FROM THE NOTE INDENTURE ESTATE
  SECTION 4.1  Basic Rent; Interest on Overdue
               Installments of Basic Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  SECTION 4.2  Amounts Received as Result of Event of
               Loss; Partial Condemnation, or Exercise of
               Option to Terminate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
  SECTION 4.3  Amounts Received After, or Held at Time
               of, Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
  SECTION 4.4  Amounts Received for which Provision Is
               Made in an Operative Document  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
  SECTION 4.5  Amounts Received for which No Provision Is
               Made . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
  SECTION 4.6  Payments to Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
  SECTION 4.7  Excepted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26


                                                                    ARTICLE 5

                                                                    COVENANTS
  SECTION 5.1  Payment of Principal, Premium, if any, and
               Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
  SECTION 5.2  Money for Note Payments To Be Held in
               Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  SECTION 5.3  Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  SECTION 5.4  Title; Further Assurances; Recording . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
  SECTION 5.5  Termination of Trust Agreement and
               Transfer of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
  SECTION 5.6  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29





                                       ii
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
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
  SECTION 5.7  Discharge of Liens, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
  SECTION 5.8  Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

                                                                    ARTICLE 6

                                                               REDEMPTION OF NOTES
  SECTION 6.1  Applicability of Article . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  SECTION 6.2  Notice to Note Trustee of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
  SECTION 6.3  Notes To Be Redeemed Pro Rata  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
  SECTION 6.4  Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
  SECTION 6.5  Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  SECTION 6.6  Notes Payable on Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  SECTION 6.7  Notes Redeemed In Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

                                                                    ARTICLE 7

                                                                  SINKING FUND
  SECTION 7.1  Sinking Fund for Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

                                                                    ARTICLE 8

                                                           EVENTS OF DEFAULT; REMEDIES
  SECTION 8.1  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  SECTION 8.2  Acceleration upon Notice; Rescission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  SECTION 8.3  Enforcement of Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
  SECTION 8.4  Specific Remedies; Limitations on
               Enforcement of Claims without Possession
               of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
  SECTION 8.5  Actions for Ratable Benefit of Note-
               holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
  SECTION 8.6  Noteholders May Demand Enforcement of
               Rights by Note Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
  SECTION 8.7  Control by Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
  SECTION 8.8  Noteholder May Not Bring Suit Except Under
               Certain Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
  SECTION 8.9  Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
  SECTION 8.10  Right of Owner Trustee To Pay Interest,
                Principal, etc.; Note Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
  SECTION 8.11  Right of Noteholders to Receive Payment
                Not to Be Impaired  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  SECTION 8.12  No Action Contrary to Lessee's Rights
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
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                                                                                                                        ----
                under the Lease.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  SECTION 8.13  Waiver of Stay  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
  SECTION 8.14  Right of Note Trustee To Perform
                Covenants, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
  SECTION 8.15  Certain Other Rights of Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  SECTION 8.16  Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  SECTION 8.17  Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

                                                                    ARTICLE 9

                                                                THE NOTE TRUSTEE
  SECTION 9.1  Certain Rights and Duties of Note Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
  SECTION 9.2  Not Responsible for Recitals or Issuance
               of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
  SECTION 9.3  Note Trustee and Authorized Agents May
               Hold Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
  SECTION 9.4  Funds May Be Held by Note Trustee;
               Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
  SECTION 9.5  Compensation and Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
  SECTION 9.6  Corporate Note Trustee Required;
               Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
  SECTION 9.7  Resignation and Removal; Appointment of
               Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
  SECTION 9.8  Acceptance of Appointment by Successor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
  SECTION 9.9  Merger, Conversion, Consolidation or
               Succession to Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
  SECTION 9.10  Co-Trustee or Separate Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

                                                                   ARTICLE 10

                                                               NOTEHOLDERS' LISTS
  SECTION 10.1  List of Names and Addresses of
        Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

                                                                   ARTICLE 11

                                                             SUPPLEMENTAL INDENTURES
  SECTION 11.1  Supplemental Indentures without Consent
                of Noteholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
  SECTION 11.2  Supplemental Indentures with Consent of
                Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
  SECTION 11.3  Execution of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
  SECTION 11.4  Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61





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
  SECTION 11.5  Reference Notes to Supplemental
                Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

                                                                   ARTICLE 12

                                                           SUBSTITUTION OF PROPERTIES
  SECTION 12.1  Substitution of Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
  SECTION 12.2  Purchaser Not Bound to Inquire  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
  SECTION 12.3  Appoint Note Trustee Attorney-in-Fact . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

                                                                   ARTICLE 13

                                                                SUNDRY PROVISIONS
  SECTION 13.1  Kmart Not Liable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

                                                             APPENDICES AND EXHIBITS
Appendix A  Definitions and Rules of Usage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1

Exhibit N   Form of Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N-1
Exhibit P   Address for Surrender of Interim Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  P-1

   FIRST SUPPLEMENTAL AND RESTATED TRUST INDENTURE, ASSIGNMENT OF LEASE AND RENTS AND SECURITY AGREEMENT dated as of March __, 1994, between [Shawmut Bank Connecticut, National Association,] [Society National Bank,] a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee (the "Owner Trustee") under the Trust Agreement dated as of December 15, 1993 (the "Trust Agreement"), with the Owner Participant, and The Bank of New York, a New York banking corporation, as trustee (the "Note Trustee") for the benefit of the Noteholders.


                                   RECITALS:

   A. The Owner Participant and the Owner Trustee have entered into the Trust Agreement whereby, among other things, the Owner Trustee has declared a certain trust for the use and benefit of the Owner Participant, subject, however, to the lien and security interest of this Note Indenture, and the Owner Trustee is authorized and directed to execute and deliver, inter alia, this Note Indenture, the Notes and the Mortgage;


   B. The Owner Trustee and the Note Trustee have heretofore executed and delivered a Trust Indenture, Assignment of Lease and Rents and Security Agreement dated as of December 15, 1993 (the "Original Note Indenture");



   C. The Owner Trustee has authorized the execution and delivery of notes, issuable in one or more series in accordance with the terms of this Note Indenture and, to secure such notes and to provide for the authentication and delivery thereof by the Note Trustee, the Owner Trustee has duly authorized the execution and delivery of this Note Indenture; and



   D.  The Lease, provisions of which have been referred to in the text of this
Note Indenture, has been executed and delivered contemporaneously with the Original Note Indenture and a Memorandum of Lease with respect thereto has been recorded prior to the Mortgage and the Assignment.



   E. Section 11.2 of the Original Note Indenture provides that, with the consent of a Majority in Interest of Noteholders by Directive delivered to the Owner Trustee, Kmart and the Note Trustee, the Owner Trustee may, and the Note Trustee, subject to Section 11.3 of the Original Note Indenture, shall, enter into Supplemental Indentures for the purpose of adding any provisions to or changing in any manner the rights and obligations of the Noteholders and of the Owner Trustee under the Original Note Indenture, subject to the proviso set forth in such Section 11.2;

   F.  The Owner Trustee and Note Trustee desire to supplement the Original
Note Indenture and amend and restate the notes issued thereby, a Majority in Interest of Noteholders have consented thereto by delivering a Directive to the Owner Trustee, the Note Trustee and Kmart, and the Owner Trustee and the Note Trustee have duly authorized the execution and delivery of this supplement to and restatement of the original Indenture including the issuance of the Notes, and have done all things necessary to make this Note Indenture a valid agreement of the Owner Trustee and Note Trustee, in accordance with its terms.



   NOW, THEREFORE, THIS NOTE INDENTURE WITNESSETH that in consideration of the premises and of the acceptance by the Note Trustee of the trust hereby created and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in order to secure (a) the payment of the principal of, premium, if any, and interest on the Notes Outstanding from time to time hereunder according to their tenor and effect and (b) the performance and observance by the Owner Trustee for the benefit of the Noteholders from time to time of the Notes and the Note Trustee of all the covenants, agreements and provisions contained herein and in the Notes, in each case for the uses and purposes and subject to the terms and provisions hereof:

                                GRANTING CLAUSE:

   The Owner Trustee hereby grants, conveys, assigns, transfers, mortgages and pledges to the Note Trustee, to the extent that it constitutes real property, and, to the extent that it does not constitute real property, grants, conveys, assigns, transfers, mortgages, pledges to and creates a security interest in favor of the Note Trustee in, the following described property, rights and privileges, whether now owned or held or hereafter acquired (herein called the "Note Indenture Estate"), to wit:


   (a) all right, title and interest of the Owner Trustee, now existing or hereafter arising, in and to (i) the Lease, (ii) the Mortgage and (iii) the Option to Lease, and all sums now or hereafter payable to the Owner Trustee with respect thereto, including, without limitation, (A) all amounts of Rent, payments pursuant to Article 22 of the Lease, insurance proceeds and condemnation, requisition and other awards and payments of any kind for or with respect to any part of the Note Indenture Estate as contemplated herein or by the Granting Clause Documents (the foregoing sums, excluding all Excepted Payments, being hereinafter referred to as the "Assigned Payments") and (B) all rights (exclusive of Excepted Rights) of the Owner Trustee, now existing or hereafter arising, to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any Granting Clause Document, as well as all rights, powers and remedies on the part of the Owner Trustee, now existing or hereafter arising and whether arising under any Granting Clause Document or by statute or at law or equity or otherwise, arising out of any Event of Default;

   (b) all monies and securities now or at any time hereafter paid to or deposited with or required to be paid to or deposited with the Note Trustee pursuant to any provision of this Note Indenture or any Granting Clause Document and held or required to be held by the Note Trustee hereunder;

   (c) all rents (including Rent, but excluding Excepted Payments), issues, profits, products, revenues and other income of all property from time to time subjected to the lien and security interest of the Mortgage or this Note Indenture, and all right, title and interest of every nature whatsoever of the Owner Trustee, now existing or hereafter arising, in and to the same and every part thereof;

   (d) all other property of every kind and description, real, personal and mixed, and all interests therein, now owned or hereafter acquired by the Owner Trustee pursuant to the provisions of the Granting Clause Documents (including, without limitation, all Improvements and Personalty and all alterations, additions and additional buildings and structures on the Demised Premises, title to which has vested in the Owner Trustee pursuant to Article 11 of the Lease) and the Note Trustee is hereby authorized to receive any such property and to hold and apply any and all such property subject to and in accordance with the terms of this Note Indenture as then supplemented; and

   (e)   all proceeds of any of the foregoing.


   BUT EXCLUDING, HOWEVER, from the Note Indenture Estate any and all Excepted Payments (including all rights with respect to such Excepted Payments of the Person entitled thereto) and the following Excepted Rights:


   (aa) Except during the period that the Note Trustee is entitled to exercise rights and powers and pursue remedies as provided in Article 8 hereof, the Owner Trustee at all times shall retain, to the exclusion of the Note Trustee, all rights of the Owner Trustee now existing or hereafter arising, to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of the Granting Clause Documents or under the Option to Lease (each of such rights shall be retained by the Owner Trustee until such time as the Note Trustee has commenced foreclosure proceedings on an affected Property), as well as all rights, powers and remedies on the part of the Owner Trustee, whether arising under the Granting Clause Documents or by statute or at law or in equity or otherwise, arising out of any Default or Event of Default hereunder, subject, however, to Article 11 hereof; provided, however, except insofar as the same relates to Excepted Payments to which the Owner Trustee or the Owner Participant is entitled, the Owner Trustee shall not, without the prior written consent of the Note Trustee, agree to any amendment to, or any waiver, discharge or termination of, or grant any consent under, any term or provision of (i) Articles 1 [Demised Premises], 2 [Term] (if the result thereof would be to shorten the term of the Lease to a period shorter than the period ending with the latest maturity of any series of Notes), 3 [Basic and Additional Rent] (if the result thereof would be that the Basic Rent payable thereunder would be insufficient to pay principal or interest on the Notes as the same become due and payable or that the Additional Rent payable thereunder would be insufficient to pay any premium on the Notes or this Note Indenture, Trustee Expenses or any other sums payable as Additional Rent to which the Noteholders would be entitled as the same become due and payable), [3A [ground lease provisions]], 4 [Net Lease], 5 [Economic Abandonment]
  (if the result thereof would be to adversely affect or delay or decrease the amount of any prepayment of the Notes, including, without limitation, by permitting termination of the Lease earlier than the tenth anniversary of the commencement of the Base Term), 7 [Real Estate Taxes], 8 [Liability Insurance], 10 [Repairs and Maintenance], 11 [Alterations and Additional Construction] (to the extent of Kmart's performance of obligations as lessee in Section (c) thereof), 12 [Utilities], 13 [Governmental Regulations], 15 [Insurance; Damage to Demised Premises], 16 [Eminent Domain], 17 [Insurance Proceeds, Claims Settlement], 18 [Use, Assignment and Subletting], 20 [Ingress and Egress; Liens], 21 [Tenant Defaults], 22 [Landlord Remedies], 23 [Bankruptcy], 26 [Remedies Cumulative], 27 [Estoppel Letters], 28 [Condition of Premises at Termination] (to the extent set forth in Section (b) thereof), 30 [Notice of Environmental Matters], 31 [Entry by Landlord], 39 [Hazardous Materials], 40 [Private Company Financial Status], 41 [Tenant's Purchase Offer], 42 [Property Substitution], 43 [Landlord's Right to Cure Tenant's Defaults], and 44 [No Merger of Title], of the Lease, except that consents and waivers which would not have an adverse effect on the repayment of the Notes or result in a material diminution of the value of the Demised Premises may be granted or agreed to by the Owner Trustee under Articles 3A, 7, 8, 10, 15, 16, 17, 18, 28, 31, 41, 42, 43 and 44 without the prior written consent of the Note Trustee; and (ii) the definitions contained therein, to the extent that any amendment results in a substantive change to any of the foregoing provisions; and provided further that the Owner Trustee shall not, without the prior written consent of the Note Trustee, terminate the Lease, except as provided by clause (bb) below.


   (bb) During the period in which the Note Trustee is entitled to exercise rights and powers and pursue remedies as provided in Article 8 of this Note Indenture as the result of an Event of Default hereunder caused by a Lease Event of Default, the Owner Trustee at all times shall be entitled on a nonexclusive basis with the Note Trustee to (i) enforce any covenant or obligation (including obligations in respect of the payment of Rent) of Kmart under the Lease, provided that in so enforcing any such covenant, the Owner Trustee may not exercise any remedies under Article 22 of the Lease; and (ii) receive any notice under the Granting Clause Documents, provided that any amount obtained by the Owner Trustee as a consequence of any of the above actions which is payable to the Note Trustee or any Noteholder or to which the Note Trustee is entitled shall (apart from Excepted Payments) be received by the Owner Trustee for the benefit of, and immediately paid over to, the Note Trustee. Anything contained in this Note Indenture to the contrary notwithstanding, in the event that there arises any conflict between actions taken by the Owner Trustee and the Note Trustee with respect to the Granting Clause Documents, other than with respect to Excepted Rights and Excepted Payments hereunder, the actions taken by the Note Trustee shall be controlling.


   (cc) Subject to subparagraph (aa) above, but otherwise without the consent of any of the Noteholders, at any time and from time to time, the respective parties to the Operative Documents may modify, amend or supplement any of such Operative Documents (other than this Note Indenture or any Supplemental Indenture delivered on the date hereof or delivered pursuant to Article 11 hereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or modifying in any manner the rights of the respective parties thereunder or may give any consent or waiver thereunder; provided, however, that no such modification, amendment, supplement, consent or waiver shall without the consent of each Noteholder affected thereby, modify, amend or supplement, or give any consent in respect of or waive any provision of, the Lease in such manner (i) so as to reduce the amounts payable by Kmart under the Lease, or change the time for the payment thereof, so that such payments are less than the amounts necessary to pay the principal of, premium, if any, and interest on the Outstanding Notes when due (whether at maturity, upon acceleration or otherwise) or (ii) as would release Kmart from its obligation in respect of payment of Basic Rent or Termination Value or any other amount payable under the Lease and intended to be used to pay the principal of, premium, if any, or interest on the Notes, in any manner inconsistent with clause (i) above.



   Notwithstanding anything to the contrary herein (including the Articles set forth below), neither the Note Trustee nor the Owner Trustee may modify, amend, supplement, consent to, or acquiesce in any modification of any Operative Document that would constitute an exchange of any Note for another obligation for federal income tax purposes unless (i) the modification, amendment, supplementation, consent, or acquiescence would not result in a "significant modification" under Treasury Regulations section 1.860G-2(b) or
  (ii) all Noteholders that would be affected by such an exchange have consented thereto.

   Provided, however, that so long as no Event of Default shall have occurred and be continuing, the Owner Trustee shall be entitled to quiet enjoyment of the Demised Premises as contemplated by the Operative Documents without hinderance or disturbance by the Note Trustee.

   TO HAVE AND TO HOLD all the Note Indenture Estate unto the Note Trustee, its respective successors and assigns FOREVER. The lien and security interest created hereby is created for the ratable benefit and security of the Noteholders of the Outstanding Notes from time to time without any priority of any one Note or series of Notes over any other except as herein otherwise expressly provided, and for the uses and purposes and subject to the terms and conditions set forth in this Note Indenture.

   PROVIDED, HOWEVER, that if the principal of, premium, if any, and interest on the Notes, and all other amounts payable hereunder or secured hereby shall have been paid pursuant to Section 3.1 hereof or otherwise and the Owner Trustee shall have performed and complied with all the covenants, agreements, terms and provisions hereof, then this Note Indenture and the rights hereby granted and assigned shall terminate.

   IT IS HEREBY COVENANTED AND AGREED that all the Notes are to be issued and delivered, and that all property, rights and privileges subject or to become subject hereto, are to be held subject to the further covenants, conditions, uses and trusts herein set forth, and the Owner Trustee, intending to be legally bound hereby, hereby covenants and agrees with the Note Trustee for itself and for the equal and proportionate benefit and security of the holders of the Notes Outstanding from time to time, and the Note Trustee agrees to accept the trusts and duties herein set forth, as follows:

                                   ARTICLE 1

                                   PROVISIONS
                             OF GENERAL APPLICATION

   SECTION 1.1 Definitions. Unless the context shall otherwise require, each of the capitalized terms used in this Note Indenture and not otherwise defined in this Note Indenture shall have the meaning assigned to it in Appendix A, and the rules of usage set forth in Appendix A hereto shall apply thereto. As used in this Note Indenture, the term "parties" means, collectively, the Owner Trustee and the Note Trustee. Unless otherwise indicated, references in this
Note Indenture to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in or attached to this Note Indenture.


   SECTION 1.2 Compliance Certificates and Opinions. Every request or application by the Owner Trustee for action by the Note Trustee shall be accompanied by an Officer's Certificate of the Owner Trustee stating in each case that in the opinion of the Person making such certificate the conditions precedent, if any, to such action provided for in this Note Indenture (including any covenants compliance with which constitutes a condition precedent) have been complied with.


   SECTION 1.3 Form of Documents Delivered to Note Trustee. In any case where several matters are required to be certified or covered by any specified Person, it is not necessary that all such matters be certified or covered by only one document, but one such Person may certify with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify as to such matters in one or several documents.


   Any certificate of an officer of the Owner Trustee may be based, insofar as it relates to legal matters, upon an opinion of counsel, unless such officer actually knows that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such opinion may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an officer or officers of the Owner Trustee stating that the information with respect to such factual matters is in possession of the Owner Trustee, unless such counsel actually knows that the certificate or opinion or representations with respect to such matters are erroneous.

   Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Note Indenture, they may, but need not, be consolidated and form one instrument.


   SECTION 1.4 Acts of Noteholders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Note Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor, signed by such Noteholders in person or by an agent duly appointed in writing and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Note Trustee and, where it is hereby expressly required, to the Owner Trustee and Kmart. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this
Note Indenture and (subject to Section 9.1 hereof) conclusive in favor of the Note Trustee and the Owner Trustee, if made in the manner provided in this
Section 1.4.


   (b) The fact and date of the execution by any Person of any such instrument or writing may be proved (i) by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, (ii) by a notarized affidavit of a witness to such execution or (iii) by having the signature guaranteed by an Eligible Guarantor Institution as that term is defined in Rule 17Ad-15 under the Exchange Act, and where such execution is by an officer of a corporation, limited- liability company or association or a member of a partnership on behalf of such corporation, limited-liability company, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any such manner which the Note Trustee deems sufficient.


   (c)   The ownership of Notes shall be proved by the Note Register.

   (d) The Owner Trustee may fix any date as the record date for purposes of determining the Noteholders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Noteholders, which date shall be no more than 60 days before the first solicitation of a Noteholder made by any Person with respect to any such action. If not set by the Owner Trustee prior to the first solicitation of a Noteholder made by any Person with respect to any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Noteholders required to be provided pursuant to Section 10.1 hereof) prior to the first solicitation or vote, as the case may be. With regard to any record date, only the Noteholders on such date (or their duly designated proxies) shall be entitled to give or take or vote on the relevant action.


   (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind every other holder of a Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note.


   (f) Without limiting the foregoing, a Noteholder entitled hereunder to give or to take any such action with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of whom may do so pursuant to such appointment with regard to all or any different part of such principal amount.



   SECTION 1.5 Requests, etc., to Note Trustee, Kmart, Owner Trustee and Owner Participant. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other document provided for or permitted by this Note Indenture to be made upon, given or furnished to, or filed with the following Persons, shall be sufficient if in writing and delivered in person or by courier or mailed, first- class postage prepaid (in the absence of a mail strike or other disruption of the mail) or transmitted by means of telecopy or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type):



   if to the Note Trustee, at:
     The Bank of New York
     101 Barclay, 22W
     New York, New York  10286
     Telecopier:  212-815-4135
     Attention:  Mortgage Backed and Select Securities Group
   if to the Owner Trustee, at:
     [Shawmut Bank Connecticut, National Association
     777 Main Street
     Hartford, Connecticut  06115
     Telecopier:  203-240-7920
     Attention:  Corporate Trust Administration]



     [Society National Bank
     3 Seagate, 3rd Floor
     Toledo, Ohio  43604]



   if to Kmart, at:
     Kmart Corporation
     3100 West Big Beaver Road,
     Troy, Michigan  48084
     Telecopier:  313-643-2689



 if to the Owner Participant, at its address set forth in the Purchase Agreement or to any of the above Persons at any other address or telecopy number subsequently furnished in writing by it to each of the other Persons listed above. Either party hereto providing any request, demand, authorization, direction, notice, consent, report, certificate, opinion or other document to the other party hereto shall also send the foregoing to the other parties named above in accordance with the foregoing provisions.


   SECTION 1.6 Notices to Noteholders; Waiver. Where this Note Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed first-class postage prepaid, to each Noteholder, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.
Where this Note Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Note Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

   SECTION 1.7 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience of reference only and shall not affect the construction hereof.

   SECTION 1.8 Successors and Assigns. All covenants, agreements, representations and warranties in this Note Indenture by the Note Trustee and the Owner Trustee shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

   SECTION 1.9 Separability Clause. In case any provision in this Note Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

   SECTION 1.10 Benefits of Note Indenture. Nothing in this Note Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder, the Owner Participant and its successors and permitted assigns and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Note Indenture.


   SECTION 1.11 Governing Law. THIS NOTE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE-OF-LAW DOCTRINE OF SUCH STATE.


   SECTION 1.12 Counterparts. This Note Indenture may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

   SECTION 1.13 Legal Holidays. In any case where any Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then, notwithstanding any other provision of this Note Indenture, payment of interest, principal, and premium, if any, need not be made on such date, and if not made on such date shall instead be made on the next succeeding Business Day with the same force and effect as if made on the Payment Date, Redemption Date or at Stated Maturity, and, provided that such payment is so made on such next succeeding Business Day, no interest shall accrue for the period from and after such Payment Date, Redemption Date or Stated Maturity Date to and including such next succeeding Business Day.

   SECTION 1.14 No Recourse Against Others. No director, officer, manager, employee, member or stockholder, as such, of Kmart, FGHK, Inc., FGHK, Ltd., A Wyoming Limited Liability Company, the Owner Trustee or the Owner Participant, as the case may be, or any Affiliate of the foregoing shall have any liability for any obligations of the Owner Trustee under this Note Indenture or for any claim based on, or in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issue of the Notes.

                                   ARTICLE 2

                                   THE NOTES

   SECTION 2.1 Issuable in Series; Designations. The Notes shall be issuable hereunder in one or more series and with such designations as are specified in
Section 2.2 hereof. Subject to Section 2.13 hereof, the aggregate principal amount of the Notes that may be authenticated and delivered under this Note Indenture is limited to the aggregate sum of $________________ except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.6 or Section 2.7 hereof. The aggregate principal amount of the Series A Note is limited to the sum of $___________; the aggregate principal amount of the Series B Note is limited to the sum of $___________; and the aggregate principal amount of the Series C Note is limited to the sum of $___________.



   SECTION 2.2 Form and Denomination. The form of the Series A Note, Series B Note and Series C Note shall be substantially as set forth in Exhibits A, B and C, respectively. Each Note shall be dated the date of its authentication.
Each Note shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plans as the officers of the Owner Trustee executing the same may determine with the approval of the Note Trustee.



   Each Note may be issued with appropriate insertions, omissions, substitutions or variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this
Note Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Note of such series is admitted to trading, or to conform to general usage.


   The Series A Note, Series B Note and Series C Note shall each be issued only as a single note in registered form in the denominations of $________, $________ and $________, respectively.

   SECTION 2.3 Equally and Ratably Secured Notes. All Outstanding Notes shall be equally and ratably secured by this Note Indenture, without preference, priority or distinction on account of the date or dates or the actual time or times of the issue or Stated Maturity of such Notes, so that all Outstanding Notes shall have the same right, lien and preference under and by virtue of this Note Indenture.

   SECTION 2.4 Execution of Notes. The Notes shall be executed on behalf of the Owner Trustee by any of its authorized officers and attested by any of its authorized officers but the same officer shall not execute and attest the same Note. The signature of any of such authorized officers on the Notes may be manual or facsimile.


   Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Owner Trustee shall bind the Owner Trustee, notwithstanding that any of such individuals have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of execution of this Note Indenture.


   SECTION 2.5  [Reserved].

   SECTION 2.6 Registration, Registration of Transfer and Exchange. The Note Trustee shall, on behalf of the Owner Trustee, cause to be kept at the Note Trustee Office a register in which, subject to such reasonable regulations as the Note Trustee may prescribe, the Owner Trustee shall provide for the registration of Notes and of transfers and exchanges of Notes. This register is sometimes referred to herein as the "Note Register".

   Upon surrender for registration of transfer of any Note at the Note Trustee Office, the Owner Trustee shall execute and the Note Trustee shall register, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series with the same interest rate and Stated Maturity as the Note so surrendered with a like aggregate principal amount, in any authorized denominations and bearing numbers not contemporaneously outstanding.


   Any holder of record on the date hereof of an Interim Note shall surrender such Interim Note to the Note Trustee immediately upon the execution of this
Note Indenture at the location so designated in Exhibit P hereto. Any holder of a Series X Note so surrendered shall receive in exchange a Series A Note with a like principal amount. Any holder of a Series Y Note so surrendered shall receive in exchange a Series B Note with a like principal amount. Any holder of a Series Z Note so surrendered shall receive in exchange a Series C Note with a like principal amount. Immediately upon the Note Trustee's receipt of the Interim Notes, the Owner Trustee shall execute, and the Note Trustee shall authenticate and deliver the appropriate Notes to the holders entitled to receive such Notes pursuant to this paragraph.


   At the option of any Noteholder, Notes may be exchanged for an equal aggregate principal amount of Notes of the same series with the same interest rate and Stated Maturity as the Notes so to be exchanged and in any authorized denominations, upon surrender of the Notes to be exchanged at the Note Trustee Office. Whenever any Notes are so surrendered for exchange, the Owner Trustee shall execute, and the Note Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive.

   All Notes issued upon registration of transfer or exchange of Notes shall be the valid obligations of the Owner Trustee, evidencing the same debt, and entitled to the same security and benefits under this Note Indenture, as the Notes surrendered upon such registration of transfer or exchange.


   Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Note Trustee duly executed by the Noteholder thereof or his or her attorney thereunto duly authorized in writing.


   No service charge shall be required of any Noteholder with respect to any transfer or exchange of Notes, but the Note Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

   The Owner Trustee shall not be required to issue and the Note Trustee shall not be required to register the transfer of or exchange (a) any Note of any series during a period beginning at the opening of business 15 days before the date of the first mailing of a notice of redemption of Notes of such series and ending at the close of business on the day of first mailing of such notice or
(b) any Note selected for redemption in whole or in part except the unredeemed portion of any Note selected for redemption in part.


   SECTION 2.7 Mutilated, Destroyed, Lost and Stolen Notes. Upon receipt by the Owner Trustee and the Note Trustee of evidence satisfactory to them of the theft, loss, destruction or mutilation of any Outstanding Note and (in the case of any such theft, loss or destruction) of indemnity satisfactory to them, and upon surrender and cancellation of such Note, if mutilated, the Owner Trustee shall execute, and the Note Trustee shall thereupon authenticate and deliver, a new Note of like tenor and of the same series with the same interest rate and Stated Maturity in lieu of such stolen, lost, destroyed or mutilated Note, or if any such Note shall have matured or be about to mature, instead of issuing a substituted Note the Owner Trustee may pay the same without surrender thereof. Any indemnity bond shall name as obligees the Owner Trustee and the Note Trustee.

   SECTION 2.8 Payment of Interest and Principal. Interest on the Notes shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and shall be payable at the rates set forth on the face of each Note on each Payment Date as set forth in the Notes.



   Subject to Section 1.13 and Articles 6 and 7 hereof, the principal of the Notes shall be payable on such dates and in such amounts as provided in the Notes. Principal of, premium, if any, and interest on the Notes shall be payable to the Noteholders of such Notes at the Note Trustee Office in immediately available funds in such coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts. Notwithstanding the foregoing sentence or any provision in any Note to the contrary, if so requested by the holder of any Note, by written notice to the Note Trustee, received by the Note Trustee at least five days prior to the day scheduled for payment, all amounts (other than the final payment) payable with respect to such obligation shall be paid by crediting the amount to be distributed to such holder to an account maintained by such holder with the Note Trustee or by the Note Trustee's transferring such amount by wire, with such wire transfer to be initiated by such time as to permit, to the extent practicable, oral confirmation thereof (specifying the wire number) to be given no later than 12:00 noon, New York City time on the date scheduled for payment, but only to the extent of funds held by the Note Trustee and available for such wire-transfer, to such other bank in the United States having wire-transfer facilities, including a Federal Reserve Bank, as shall have been specified in such notice, for credit to the account of such holder maintained at such bank, any such credit or transfer pursuant to this
Section 2.8 to be in immediately available funds, without any presentment or surrender of such Note. Final payment of any such Note shall be made only against surrender of such Note to the Note Trustee at the Note Trustee Office.



   Subject to the foregoing provisions of this Section 2.8, each Note delivered under this Note Indenture upon registration of transfer of or in exchange for or in replacement of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, that were carried by such other Note, and each such Note shall bear interest from whatever date shall be necessary so that neither gain nor loss in interest shall result from such registration of transfer, exchange or replacement.


   SECTION 2.9 Persons Deemed Owners. Except as provided for in the last sentence of Section 2.8 hereof, prior to due presentment for registration of transfer, the Person in whose name any Note is registered on the Note Register shall be deemed to be the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 2.8 hereof) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, regardless of any notice to anyone to the contrary.


   SECTION 2.10 Cancellation. All Notes surrendered for payment or redemption in whole, or registration of transfer or exchange shall, if surrendered to any Person other than the Note Trustee, be delivered to the Note Trustee for cancellation. The Owner Trustee may at any time deliver to the Note Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Owner Trustee may have acquired in any manner whatsoever and all Notes so delivered shall be promptly canceled by the Note Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.10, except as expressly permitted by this Note Indenture. All canceled Notes held by the Note Trustee shall be held or disposed of by the Note Trustee in accordance with its standard retention or disposal policy as is in effect at the time unless the Owner Trustee shall direct, by Owner Trustee Request, that they be returned to it, provided that such Owner Trustee Request is timely and the Notes have not been previously disposed of by the Note Trustee in the absence of such request and in accordance with the foregoing policy.


   SECTION 2.11 Authentication, Execution, Delivery and Dating of Notes. Unless otherwise specifically provided with respect to any Note, Notes shall be dated as of the date of their authentication. No Note shall be secured by or entitled to any benefit under this Note Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication in the form provided for in the Notes, executed by the Note Trustee by the manual or facsimile signature of one of its authorized officers or signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.


   SECTION 2.12 Source of Payments; Rights and Liabilities of Owner Trustee; Owner Participant Not Liable. All payments of principal of, premium, if any, and interest on the Notes, and any other amounts due with respect to the Notes, shall be made only from assets subject to or intended to be subject to the lien of this Note Indenture and the income and proceeds received by the Note Trustee therefrom and all payments of principal, premium, if any, and interest on, and any other amounts due with respect to the Notes, shall be made in accordance with the terms of Section 2.8 and Article 4 hereof. The Note Trustee agrees, and each Noteholder, by its acceptance of a Note, shall be deemed to agree (a) that they will look solely to the assets subject to or intended to be subject to the lien of this
Note Indenture and the income and proceeds received by the Note Trustee therefrom to the extent available for distribution to such Noteholder as herein provided and (b) that neither the Owner Participant nor, except as otherwise expressly provided herein, the Owner Trustee in its individual capacity, is liable to any Noteholder or to the Note Trustee for any amounts payable under any Note or this Note Indenture.

   Anything herein to the contrary notwithstanding, except as set forth in the following provision: (a) all and each of the representations, warranties, covenants and agreements herein made on the part of the Owner Trustee are made and intended not as personal representations, warranties, covenants and agreements by the Owner Trustee in its individual capacity or for the purpose or with the intention of binding it personally but are made and intended for the purpose of binding only the Note Indenture Estate, and this Note Indenture and the Notes are executed and delivered by the Owner Trustee solely in the exercise of the powers expressly conferred upon it as trustee under the Trust Agreement; and (b) no personal liability or responsibility is assumed hereunder or under the Notes by or shall at any time be enforceable against the Owner Trustee in its individual capacity or the Owner Participant on account of any representation, warranty, covenant or agreement hereunder of the Owner Trustee, either express or implied, all such personal liability, if any, being expressly waived by the Note Trustee and (by its acceptance of a Note) deemed to have been waived by each Noteholder and by all Persons claiming by, through or under such Noteholder; provided, however, that the Owner Trustee in its individual capacity shall be liable hereunder (a) for the inaccuracy of any representation or warranty on the part of the Owner Trustee made in its individual capacity contained in Section 6B of the Purchase Agreement and (b) for its own willful misconduct or gross negligence. If a successor Owner Trustee is appointed in accordance with the terms of the Trust Agreement, such successor Owner Trustee shall, without any further act, succeed to all the rights, duties, immunities and obligations hereunder, and its predecessor Owner Trustee and the Owner Trustee in its individual capacity shall be released from all further duties and obligations hereunder and under each other Operative Document, without prejudice to any claims against the Owner Trustee in its individual capacity or as the Owner Trustee for any default by the Owner Trustee in its individual capacity or as the Owner Trustee, respectively, in the performance of its obligations hereunder and under the other Operative Documents to which it is a party prior to such appointment or for any inaccuracies in warranties, willful misconduct or gross negligence during their terms.

   SECTION 2.13 Legends. Unless sold pursuant to an effective registration statement under the Securities Act, all Notes issued hereunder shall bear the following legend:

  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.


   Prior to any transfer of any Note bearing such legend, in whole or in part (other than pursuant to an effective registration statement under the Securities Act, or a sale or other disposition made pursuant to Rule 144 or 144A (or any successor rules) of the Securities Act), except for the pledge of any such Note to the Bond Trustee or in connection with the foreclosure and acquisition of any such Note by the Bond Trustee after an event of default under the Bond Indenture, the Noteholder shall furnish, at the expense of such Noteholder, to the Owner Trustee, Kmart and the Note Trustee an Opinion of Counsel, which shall be reasonably satisfactory in form and substance to such parties, to the effect that such transfer is exempt from registration under the Securities Act.


                                   ARTICLE 3

                           SATISFACTION AND DISCHARGE

   SECTION 3.1  Satisfaction and Discharge of Note Indenture.  If at any time
(a) the principal of, premium, if any, and interest on all of the Notes shall have been paid, (b) all of the Notes theretofore authenticated (other than any such Notes which shall have been replaced or paid as provided in Section 2.7 hereof) shall have been delivered to the Note Trustee for cancellation or (c) subject to the following paragraph, there shall have been irrevocably deposited with or at the direction of the Note Trustee as trust funds in the form of (A) cash (other than monies repaid by the Note Trustee to the Owner Trustee in accordance with Section 5.2) sufficient to pay, or (B) direct obligations of the United States of America, backed by its full faith and credit and maturing as to principal, premium, if any, and interest in such amounts and at such times as will ensure the availability of cash sufficient to pay, at the Stated Maturity and on the dates of all Sinking Fund Payments, if any, with respect thereto, or upon redemption thereof (the Owner Trustee hereby agreeing that it will in such case deliver to the Note Trustee, at the time such cash or obligations are deposited, an Owner Trustee Request irrevocably specifying any such Redemption Date or Dates), and (without duplication) on each date on which any payment of interest shall be due and payable thereon, the full amount of the principal of, premium, if any, and interest on all Outstanding Notes of such series on the date of such deposit and if, with respect to such series of Notes, all other sums payable hereunder and under such Notes to the Noteholders shall have been paid (or are held by the Note Trustee for payment, in the case of unsurrendered Notes or checks that Noteholders have not cashed), then the liens and security interests created by this Note Indenture shall cease to secure any obligations with respect to the Notes and the terms and conditions set forth in this Note Indenture shall no longer apply to the Notes (except, in the case of clause (c), as to (i) rights of registration of transfer and exchange, (ii) rights for the substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal of, premium, if any, and interest on the Outstanding Notes upon the Sinking Fund payment date and Stated Maturity thereof or upon such Redemption Date or Dates, as the case may be, (iv) rights, obligations and immunities of the Note Trustee hereunder, (v) rights of Noteholders under this Article 3 and (vi) the right, in the case of such Notes for which a Redemption Date has not been specified, of the Owner Trustee to redeem such Notes pursuant to Article VI), and the Note Trustee, upon an Owner Trustee Request and upon delivery to the Note Trustee of an Officer's Certificate of the Owner Trustee and an Opinion of Counsel for the Owner Trustee, each stating that all conditions precedent to the satisfaction and discharge of this Note Indenture, with respect to the Notes, have been complied with, shall execute proper instruments acknowledging that the liens and security interests created by this Note Indenture shall cease to secure the obligations under the Notes and the terms and conditions set forth in this Note Indenture shall no longer apply to the Notes (except with respect to deposits made with the Note Trustee pursuant to clauses (A) and (B) above and except as otherwise provided in this Article 3) with respect to the Notes.


   The liens and security interests of this Note Indenture shall not be released pursuant to clause (c) of the foregoing paragraph (a "Defeasance Release") unless the Note Trustee shall have received an opinion of counsel to the effect that the Defeasance Release will not cause any Note to lose its status as a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code.

   If this Note Indenture is released and the Notes will not become due and payable at Stated Maturity or upon redemption (pursuant to a notice of redemption duly given to the Noteholders) within 60 days from the date of deposit pursuant to this Section 3.1, the Note Trustee shall, as soon as practicable after the date of such deposit and not more than 60 days or less than 30 days before each date of Stated Maturity or Redemption Date, mail notice by first-class mail, postage prepaid, to the Noteholders at their last addresses as they shall appear upon the

Note Register, stating that the deposit required by this Section 3.1 has been made with or at the direction of the Note Trustee and that such Notes are no longer entitled to the benefits of and security provided by this Note Indenture except with respect to the cash and direct obligations deposited with the Note Trustee and except as otherwise provided in this Article 3 and stating the Stated Maturity or Redemption Date or Dates upon which monies are to be available for the payment of the principal of, premium, if any, and interest on such Notes.



   SECTION 3.2 Application of Deposited Money. All monies and obligations deposited with the Note Trustee pursuant to Section 3.1 shall be held in trust and applied by it, in accordance with the provisions of this Note Indenture, to the payment to the Noteholders of the particular Notes for the payment or redemption of which such monies and obligations have been deposited with the Note Trustee of all sums due or to become due thereon for principal, premium, if any, and interest. The Note Trustee shall promptly pay or return to the Owner Trustee upon request of the Owner Trustee any cash or direct obligations held by it at any time that are not required for the payment of the amounts described above for which cash has been deposited pursuant to Section 3.1 hereof.



   SECTION 3.3 Assignment of Right to Receive Rent. (a) To the extent that any installment of Basic Rent, Additional Rent or any other monies are received by the Bond Trustee pursuant to the Assignment Agreement, such monies shall be deemed to be received by the Note Trustee in accordance with this Note Indenture.



   (b) The obligations of the Note Trustee to apply payments of principal, interest or premium on the Notes and the obligations of the Owner Trustee to make such payments on the Notes shall both be deemed satisfied and discharged to the extent of monies received by the Bond Trustee as Rent or otherwise pursuant to this Note Indenture or the Assignment Agreement (other than Excepted Payments) and to the extent such monies would be available to make payments on the Notes if such monies were applied pursuant to Article 4 hereof (and regardless of whether such monies are in fact so applied).

                                   ARTICLE 4

                    RECEIPT, DISTRIBUTION AND APPLICATION OF
               INCOME AND PROCEEDS FROM THE NOTE INDENTURE ESTATE

   SECTION 4.1  Basic Rent; Interest on Overdue Installments of Basic Rent.
(a) Except as otherwise provided in Section 4.3 or 4.7 hereof, each installment of Basic Rent and any payment of Additional Rent representing interest on overdue installments of Basic Rent or in respect of interest due under Section 2.8 received by the Note Trustee shall be promptly distributed by the Note Trustee or applied pursuant to the Assignment Agreement on the Payment Date such payment is due under the Lease (or as soon thereafter as such payment shall be received by the Note Trustee) in the following order of priority:



  first, so much of such aggregate amount as shall be required to pay in full the interest then due on, principal of and premium, if any, on all Outstanding Notes shall be distributed to the Persons entitled thereto and in case such aggregate amount shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such interest then due, principal and premium, if any, in that order, without any preference or priority of one such Note over another, a pro rata share based on the ratio of the aggregate unpaid interest then due, principal thereof, and premium, if any, on the applicable Note to the aggregate of interest then due, principal thereof, and premium, if any, of all Notes then outstanding on such date of distribution; and


  second, the balance, if any, of such installment or payment remaining thereafter shall be distributed to the Owner Trustee or as the Owner Trustee may direct.


Subject to Sections 4.2, 4.3 and 4.7 hereof, if, as a result of any failure by Kmart to pay in full any installment of Basic Rent when due (or within any applicable period of grace) or for any other reason, there shall not have been distributed pursuant to this Section 4.1 hereof on any date (or within any applicable period of grace) the full amount then distributable pursuant to clause "first" of this Section 4.1, the Note Trustee shall distribute or apply other payments of the character referred to in Section 4.4 (other than payments representing Additional Rent regarding indemnity payments and any other Excepted Payments) or 4.5 hereof then held by it or thereafter received by it, except as otherwise provided in Section 4.3 hereof, to the Noteholders to the extent necessary to make all the distributions then due pursuant to clause "first" of this Section 4.1(a); provided, however, that, to the extent any distribution or application is made from such amounts held pursuant to Section
4.4 or 4.5 hereof and the payment of Basic Rent or Additional Rent in respect of which such distribution or application was made, is subsequently made, such payment of Basic Rent or Additional Rent, unless an Event of Default shall have then occurred and be continuing, shall be applied to the purpose for which such amount held pursuant to Section 4.4 or 4.5 hereof had been held, subject, in all cases, to the provisions of Sections 4.4 and 4.5 hereof. The portion of each such installment or payment made to the Note Trustee that is to be distributed or applied by the Note Trustee in payment of Notes shall be applied in accordance with this Section 4.1(a). Any payment received by the Note Trustee pursuant to the first sentence of
Section 8.10(a)(i) hereof shall be distributed to the Noteholders in the order of priority set forth in clause "first" of this Section 4.1.



   (b) Subject to Sections 4.2, 4.3 and 4.7 hereof, if, at the time of receipt by the Note Trustee of any installment of Basic Rent (whether or not then overdue) or Additional Rent constituting interest on overdue Basic Rent (but not Excepted Payments), there shall have occurred and be continuing an Event of Default, then the Note Trustee shall retain such payments (to the extent the Note Trustee is not then required to distribute such amount pursuant to clause "first" of Section 4.1(a) hereof, as part of the Note Indenture Estate and shall not distribute any such payments pursuant to clause "second" of Section 4.1(a) hereof, until the earliest of (i) the first day occurring more than 180 days following (A) in the case of an Event of Default under
Section 8.1(a) hereof, the date of the occurrence of such Event of Default (after giving effect to the grace period set forth therein) and (B) in the case of any other Event of Default, the date on which the Note Trustee shall have received notice of such Event of Default (after giving effect to any applicable grace period), in which case such retained payment shall be distributed pursuant to clause "second" of Section 4.1(a) hereof, (ii) such time as the Notes shall have been declared, or shall have become, due and payable pursuant to Section 8.2 hereof, in which case such retained payment shall be distributed pursuant to Section 4.3 hereof and (iii) such time as such Event of Default shall no longer be continuing or have been cured or waived, in which case such retained payment shall be distributed pursuant to clause "second" of Section 4.1(a) hereof; provided, however, that following an Event of Default and the lapse of 180 days during which period the Note Trustee failed to accelerate the Notes, such Event of Default shall not thereafter be the basis of a retention of any Basic Rent or Additional Rent payment hereunder whether then held or subsequently received by the Note Trustee.



   SECTION 4.2 Amounts Received as Result of Event of Loss; Partial Condemnation, or Exercise of Option to Terminate. (a) Except as otherwise provided in Sections 4.3 and 4.7 hereof, any amounts received by the Note Trustee that are to be paid pursuant to Section 6.1(b)(i) or Section 6.1(b)(ii) hereof (excluding amounts to be paid with respect to Article 22 of the Lease which are to be distributed or applied pursuant to Section 4.3 hereof) will be distributed pursuant to Section 4.1 hereof.



   (b) Any Noteholder's Excess Proceeds received by the Note Trustee in connection with a redemption pursuant to Section 6.1(b)(iii) hereof shall be distributed or applied pursuant to clause "first" of Section 4.1 hereof; and any Lessor's Excess Proceeds will be distributed pursuant to clause "second" of Section 4.1 hereof.


   (c) Notwithstanding the foregoing clauses (a) and (b), all amounts received by the Note Trustee in its capacity as Proceeds Trustee (as defined in the Lease) will be held in a separate account, pursuant to Article 17 of the Lease and disbursed pursuant to the Lease. Amounts retained as excess proceeds by the Note Trustee, as Proceeds Trustee, pursuant to Article 16 of the Lease, will be distributed pursuant to clause (b) above.


   SECTION 4.3 Amounts Received After, or Held at Time of, Event of Default. Except as otherwise provided in Section 4.7 hereof, all payments received and amounts held or realized by the Note Trustee in respect of the Note Indenture Estate (including any amounts realized by the Note Trustee from the exercise of any remedies pursuant to the Lease) after an Event of Default shall have occurred and be continuing, as well as all payments thereafter received or amounts then held by the Note Trustee as part of the Note Indenture Estate, shall be distributed or applied by the Note Trustee promptly on the day such payment is received in the following order of priority:


   first, so much of such payments or amounts as shall be required to pay the Note Trustee all amounts then due to it pursuant to Article 9 hereof shall be applied to pay the Note Trustee such amounts;


   second, so much of such payments or amounts remaining as shall be required to pay in full the principal of, premium, if any, and interest thereon to the date of distribution shall be applied ratably to the payment of such principal, premium, if any, and interest; and in case such aggregate amount shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such principal of, premium, if any, and interest without priority of one over another, ratably according to the aggregate unpaid principal thereof, premium, if any, and interest on all Notes held by each such Noteholder bears to the aggregate unpaid principal thereof, premium, if any, and interest thereon to the date of distribution; and


   third, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner Trustee or as the Owner Trustee may direct.

   SECTION 4.4 Amounts Received for which Provision Is Made in an Operative Document. Except as otherwise provided in Section 4.1, 4.2, 4.3 or 4.7 hereof, any payments received by the

Note Trustee in respect of the Note Indenture Estate for which provision as to the application thereof is made in an Operative Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such Operative Document.


   SECTION 4.5 Amounts Received for which No Provision Is Made. Except as otherwise provided in Section 4.1, 4.2, 4.3 or 4.7 hereof, any payments received and any amounts realized by the Note Trustee in respect of the Note Indenture Estate for which no provision as to the application thereof is made in an Operative Document or elsewhere in this Article 4 shall be held by the Note Trustee as part of the Note Indenture Estate, and, to the extent the same are received or realized at any time after payment in full of the principal of, premium, if any, and interest on all of the Notes and all other amounts owing to the Noteholders hereunder, such payments and amounts, together with any other amounts remaining as part of the Note Indenture Estate after payment in full of the principal of, premium, if any, and interest on all of the Notes and all other amounts owing to the Noteholders hereunder, shall be distributed by the Note Trustee in the order of priority set forth in clause "second" of
Section 4.1(a) hereof.



   SECTION 4.6 Payments to Owner Trustee. Unless otherwise directed by the Owner Trustee, all payments to be made to the Owner Trustee hereunder shall be made to the Owner Trustee by wire transfer of immediately available funds as soon as practicable but in any event prior to 11:00 a.m., New York City time, on the date of receipt (except that such payment may be made on the next succeeding Business Day, if the Note Trustee has received such funds on or after 11:00 a.m., New York City time, on such date of receipt), to such account at such bank or trust company as the Owner Trustee shall from time to time designate in writing to the Note Trustee.


   SECTION 4.7 Excepted Payments. Anything in this Article 4 or elsewhere in this Note Indenture to the contrary notwithstanding, any Excepted Payment received at any time by the Note Trustee shall be distributed as promptly as practicable to the Person entitled to receive such Excepted Payment.


                                   ARTICLE 5

                                   COVENANTS


   SECTION 5.1 Payment of Principal, Premium, if any, and Interest. (a) Subject to Section 2.12 hereof, the Owner Trustee will duly and punctually pay the principal of, premium, if any, and interest on and any other amounts due under the Notes and hereunder in accordance with, and subject to, the terms of the Notes and this
Note Indenture. Except as otherwise expressly provided for herein, each payment of a Note shall be made without demand therefor or, except for a final payment in full, without presentation of the Note and shall be delivered to the address specified by the Noteholders by wire transfer of lawful money of the United States.


   (b) The obligations of the Owner Trustee to make payments of principal, interest or premium on the Notes shall be deemed satisfied and discharged to the extent of monies received by the Bond Trustee as Rent or otherwise pursuant to this Note Indenture or the Assignment Agreement (other than Excepted Payments) and to the extent such monies would be available to make payments on the Notes if such monies were applied pursuant to Article 4 hereof (and regardless of whether such monies are in fact so applied).



   SECTION 5.2 Money for Note Payments To Be Held in Trust. All monies deposited with the Note Trustee for the purpose of paying the principal of, premium, if any, or interest on the Notes shall be deposited and held in trust for the benefit of the Noteholders entitled to such principal, premium or interest, subject to the provisions of this Section 5.2.



   Any money deposited with the Note Trustee in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years and 11 months (or such lesser period as may be required by law to give effect to this provision) after such principal, premium or interest has become due and payable shall be paid to the Owner Trustee; and the Noteholder of such Note shall thereafter, as an unsecured general creditor, look solely to the Owner Trustee to the extent such monies shall have been paid to the Owner Trustee, for payment thereof, and all liability of the Note Trustee with respect to such trust money shall thereupon cease; provided, however, that the Note Trustee, before being required to make any such payment, may, at the expense of the Owner Trustee, cause to be mailed to each such Noteholder notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Owner Trustee.


   SECTION 5.3 Maintenance of Office or Agency. The Note Trustee will maintain an office where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Note Trustee in respect of Notes and this Note Indenture may be served. The Note Trustee will give prompt written notice to the Owner Trustee of the location, and of any change in the location, of each such office.


   SECTION 5.4  Title; Further Assurances; Recording.  (a)   THE OWNER TRUSTEE,
IN ITS INDIVIDUAL CAPACITY AND AS OWNER TRUSTEE, MAKES (I) NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE (EXCEPT AS SET FORTH HEREIN), VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, ABSENCE OF LATENT DEFECTS, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT OR FITNESS FOR USE OF THE DEMISED PREMISES (OR ANY PART THEREOF) OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE DEMISED PREMISES (OR ANY PART THEREOF) except that the Owner Trustee in its individual capacity represents and warrants that on the Closing Date, the Note Indenture Estate shall be free of any Lessor's Lien attributable to it in its individual capacity and (ii) no representation or warranty as to the validity, sufficiency, legality or enforceability of any Operative Document, or as to the correctness of any statement contained therein except, in the case of the Owner Trustee, to the extent that any such statement in any Operative Document was or is expressly made by the Owner Trustee in its individual capacity, and except that the Owner Trustee hereby represents and warrants (A) in its individual capacity (1) that it has the requisite corporate power and authority to execute and deliver the Operative Documents to which it is a party and that such Operative Documents have been, and the Notes, upon execution and delivery, will have been, duly executed and delivered by one or more of the Authorized Officers of the Owner Trustee and (2) that its performance of all transactions contemplated herein or therein has been duly authorized by all necessary corporate action and (B) in its capacity as Owner Trustee that at the time of its execution of this Note Indenture, the title to the Note Indenture Estate and the Property (as defined in the Mortgage) has not been modified, impaired or changed from the state in which it was initially delivered to the Owner Trustee (except for the lien of the Mortgage) and that each of the agreements to which the Owner Trustee is a party is a valid, binding and enforceable obligation of the Owner Trustee.


   (b) No transfer, by operation of law or otherwise, of any Note or other right, title or interest of the Owner Participant or of any Noteholder in and to the Note Indenture Estate or hereunder shall operate to terminate this Note Indenture or the trusts hereunder or entitle any successor or transferee of the Owner Participant or of such Noteholder to any accounting or to the transfer to it of legal title to any part of the Note Indenture Estate, other than as set forth in this Note Indenture, and such restriction shall run with the Land and survive any termination of this Note Indenture in violation thereof.

   SECTION 5.5 Termination of Trust Agreement and Transfer of Interest. The Owner Trustee shall not act to terminate or amend in a manner adverse to the interests of the Noteholders or permit the termination or amendment adverse to the interests of the Noteholders of the Trust Agreement or the trust thereunder before the date that the Notes and all other sums payable hereunder to the Noteholders have been paid in full pursuant to Section 3.1 hereof, except with the written consent of the Note Trustee. Except as permitted by the Operative Documents, without the prior written consent of the Note Trustee, the Owner Trustee shall not transfer any interest in the Demised Premises, either legal or equitable, until the Notes have been paid in full in accordance with this
Note Indenture and all other sums payable hereunder and under the Notes have been paid except that the Owner Trustee may transfer any such interest to a successor Owner Trustee as provided herein.

   SECTION 5.6 Notice of Default. The Owner Trustee will deliver to the Note Trustee and Kmart, promptly after an Authorized Officer has obtained actual knowledge thereof, written notice of any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

   SECTION 5.7 Discharge of Liens, etc. (a) The Owner Trustee, in its individual capacity, agrees that it shall not, directly or indirectly, create, incur or suffer to exist any Lessor's Liens attributable to it in its individual capacity, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge any such Lessor's Liens.

   (b) Except as expressly permitted by the terms of the Operative Documents, the Owner Trustee will not contract for, create, incur, assume or suffer to exist any debt, and will not guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse (other than endorsements for collection in the ordinary course of business) or otherwise be or become contingently liable, directly or indirectly, in respect of the debt of any other Person.

   (c) The Owner Trustee will not enter into any business or activity other than the business of owning the Demised Premises and leasing the Demised Premises and the carrying out of the transactions contemplated by the Operative Documents and other activities necessary or appropriate to the maintenance of its existence and the performance of its obligations under the Operative Documents, as amended from time to time as permitted by the Granting Clause hereof.


  SECTION 5.8 Affirmative Covenants. So long as any Note remains Outstanding, the Owner Trustee shall:

   (a) perform its obligations under each of the Operative Documents applicable to it;

   (b) upon request of the Note Trustee and within 120 days after the end of each calendar year, furnish the Note Trustee and each Noteholder with an Officer's Certificate, stating that to the best of the signer's knowledge, the Owner Trustee is not in default in the performance or observance of any of the terms of this Note Indenture, or if the Owner Trustee shall be in default to his or her knowledge, specifying all such defaults, and the nature thereof, and the steps being taken to remedy the same; and

   (c) at any time and from time to time, upon the reasonable request of the Note Trustee, the Owner Trustee shall promptly and duly execute and deliver any and all such further instruments and documents as may be reasonably specified in such request and as are necessary or desirable to perfect, preserve or protect the liens and assignments created or intended to be created hereby, or to obtain for the Note Trustee the full benefit of the specific rights and powers granted herein, including, without limitation, the execution and delivery of Uniform Commercial Code financing statements and continuation statements with respect thereto, or similar instruments relating to the perfection of the liens or assignments created or intended to be created hereby.


   (d) In the event of a termination of the Lease upon the rejection by the Owner Trustee of a Tenant Purchase Offer pursuant to Section 41(c) of the Lease or the retention of the Demised Premise by the Owner Trustee pursuant to
  Section 5(e)(ii) of the Lease, the Owner Trustee shall on the Termination Date deposit with or at the direction of the Note Trustee cash or cash equivalents in an amount equal to the Redemption Price for the Notes to be redeemed pursuant to Section 6.1 hereof, including any Make-Whole Premium, if any.


                                   ARTICLE 6

                              REDEMPTION OF NOTES

   SECTION 6.1  Applicability of Article.  (a)   Redemption of Notes, as
required by any provision of this Note Indenture, shall be made in accordance with such provision, Article 4, this Article 6 and Article 7 hereof.


   (b) (i) Upon the termination of the Lease due to the occurrence of an Event of Loss, each Outstanding Note shall be redeemed in whole at a Redemption Price equal to the unpaid outstanding principal amount thereof, without premium, together with accrued and unpaid interest thereon to, but excluding, the applicable Redemption Date.


       (ii) Upon termination of the Lease pursuant to Article 5, 18 or 22 thereof, each Outstanding Note shall be redeemed in whole at a Redemption Price equal to the unpaid principal amount thereof together with accrued but unpaid interest thereon to, but not including, the applicable Redemption Date, plus the Make-Whole Premium.

                       (iii) Upon the occurrence of a Partial Loss, Outstanding Notes in an aggregate principal amount equal to the Noteholder's Excess Proceeds Amount shall be redeemed at a Redemption Price equal to the lesser of the Noteholder's
          Excess Proceeds Amount and the aggregate unpaid Outstanding principal amount thereof, without premium, together with accrued and unpaid interest thereon to but excluding the applicable Redemption Date.


                       (iv) Upon the giving of the notice of redemption contemplated by Section 6.4 and subject to Section 6.5 hereof, the principal amount of the Notes to be redeemed, premium, if any, and interest thereon to the Redemption Date specified in such notice shall become due and payable on such Redemption Date as provided in Section 6.6 hereof.


                    SECTION 6.2 Notice to Note Trustee of Redemption. In case of any election by the Owner Trustee to redeem Notes, other than through the operation of the Sinking Fund, the Owner Trustee shall, at least 60 days prior to the scheduled Redemption Date (unless a shorter notice shall be satisfactory to the Note Trustee), notify the Note Trustee in writing of such Redemption Date and the principal amount of the Notes to be redeemed.

                    SECTION 6.3 Notes To Be Redeemed Pro Rata. In the case of a redemption of less than all of the amounts owed under the Notes, the Notes shall be redeemed on a pro rata basis without preference or priority of any Note over any other Note.

                    SECTION 6.4 Notice of Redemption. Notice of redemption of Notes (other than through the operation of the Sinking Fund), shall be given by the Note Trustee by first-class mail, postage prepaid, mailed not less than 30 days prior to the Redemption Date, to each Noteholder of a Note to be redeemed, at its address appearing on the Note Register.


                    All notices of redemption shall state:

                    (a)  the Redemption Date,

                    (b)  the Redemption Price,

                    (c) if less than all the Outstanding Notes of any series are to be redeemed, the identification (and in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed,


                    (d) that on the Redemption Date, and upon the satisfaction of each such condition, the Redemption Price will become due and payable on the Notes or portions thereof to be redeemed and that interest thereon will cease to accrue on and after such date, and


            (e) the place where such Notes are to be surrendered, with respect to a redemption in whole, for payment of the Redemption Price.



            Notice of redemption of Notes to be redeemed shall be given by the Note Trustee in the name of the Owner Trustee.



            SECTION 6.5 Deposit of Redemption Price. On or prior to any Redemption Date, the Owner Trustee shall deposit, or cause to be deposited, with the Note Trustee an amount of money sufficient to pay the Redemption Price of all of the Notes that are to be redeemed on that date.


            SECTION 6.6 Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, become due and payable at the Note Trustee Office at the Redemption Price therein specified, and from and after such date (unless there shall be a default in the payment of the Redemption Price), such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid at the Redemption Price, exclusive, however, of installments of interest maturing on or prior to the Redemption Date payment of which shall have been made or duly provided for to the Noteholders registered as such on the relevant Record Dates, or otherwise, according to the terms and the provisions of
  Section 2.8 hereof.

            If any Note to be redeemed shall not be so paid on the Redemption Date thereof because the Note Trustee shall not have received pursuant to Section 6.5 an amount of money sufficient to pay the Redemption Price for such Note, the principal and premium, if any, and (to the extent permitted by Applicable Law) interest shall, until paid, continue to bear interest from the Redemption Date at the Delinquent Rate.


            SECTION 6.7 Notes Redeemed In Part. Any Note which is to be redeemed only in part pursuant to the provisions of this Article other than through the operation of the Sinking Fund shall be surrendered at the Note Trustee Office (with, if the Note Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Note Trustee duly executed by, the Noteholder thereof or such Noteholder's attorney duly authorized in writing), and the Owner Trustee shall execute, and the Note Trustee shall authenticate and deliver to the Noteholder of such Note without service charge, a new Note or Notes of the same series, of any authorized denomination as requested by such Noteholder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.


                              ARTICLE 7

                             SINKING FUND

            SECTION 7.1 Sinking Fund for Notes. (a) On each Sinking Fund payment date specified in the Notes, to the extent Basic Rent is received from Kmart, the Note Trustee shall distribute an amount in immediately available funds sufficient to redeem on such date the principal amount of each series of Notes required to be redeemed on such date in accordance with a schedule attached to each such Note, at 100% of the principal amount thereof together with accrued interest to the Redemption Date, but exclusive of installments of interest maturing on or prior to such date payment of which shall be made or duly provided for to the Noteholders of such Notes on the relevant Record Dates or otherwise as provided in Section 2.8 hereof.


            (b) In the event that there shall have been any partial redemption of Notes of any series (other than pursuant to the Sinking Fund), the schedule of Sinking Fund payments attached to each such Note shall be revised by the Owner Trustee, which schedule shall provide for the amortization of the unpaid principal balance of such Note for the remaining term to its stated maturity at the interest rate provided in such Note, after taking into account the amount paid in partial redemption of such Note on the related Redemption Date, and such revised schedule shall be delivered to the Note Trustee. The Note Trustee on behalf of the Owner Trustee will mail a copy of the revised schedule of Sinking Fund payments to each Noteholder.


            (c) The Notes of each series redeemed through the operation of the Sinking Fund shall be redeemed on a pro rata basis.


                             ARTICLE 8

                     EVENTS OF DEFAULT; REMEDIES

            SECTION 8.1   Events of Default.  The term "Event of
  Default" shall mean any of the following events:


            (a) non-payment of any payment of interest accrued on any of the Notes or any Sinking Fund Payment on any of the Notes within five days after notice to the Owner Trustee and Kmart that the same is due; or of other sums that the Owner Trustee is obligated to pay hereunder, but excluding any Excepted Payments, within 15 days after notice to the Owner Trustee and Kmart that the same are due;



            (b) a Lease Event of Default shall have occurred and be continuing (other than any such Lease Event of Default arising by reason of nonpayment of, or failure to perform with respect to, any Excepted Payment when due); provided that the Note Trustee or Noteholders owning not less than a Majority in Interest have given to the Owner Trustee, by registered or certified mail, a written notice stating the Note Trustee's or such Noteholders' intention to terminate the Lease, commence action to foreclose on the Demised Premises or exercise any other comparable remedies under the Lease at least 30 days prior to the exercise thereof;


            (c) the Owner Trust shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or it shall consent to any such relief or to the appointment of or taking of possession by any such official in any involuntary case or other proceeding commenced against it, or it shall make a general assignment for the benefit of creditors;


            (d) a decree or order for relief shall be entered by a court having jurisdiction over the Owner Trust in any involuntary case under any bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a trustee, receiver, liquidator, custodian or other similar official of the Owner Trust, its interest in the Note Indenture Estate or any substantial part of the Owner Trust's property, or ordering the winding-up or liquidation of the Owner Trust or its affairs, and such decree or order shall remain undismissed or unstayed for a period of 90 consecutive days;



            (e) default by the Owner Trustee in the due observance or performance of any material term, covenant or condition on its part to be performed under any of the Operative Documents (other than a default under subsection (a) or subsection (b) above), including any failure by the Owner Trustee to comply in any material respect with any covenant contained in subparagraph (aa), (bb) or (cc) of the granting clause hereof, continued unremedied for a period of 30 days after notice thereof from or on behalf of the Note Trustee to the Owner Trustee, except that if any such default cannot with due diligence be cured within a period of 30 days, such default shall not be deemed to continue if such default is curable and the Owner Trustee proceeds promptly and with all due diligence to cure the default and diligently completes the curing thereof within 180 days; and

            (f) any of the representations or warranties made by the Owner Trustee in any of the Operative Documents is found to be untrue in any material respect and any such breach impairs the lien of this Note Indenture or has a material adverse effect on the repayment of the Notes or results in a material diminution of the value of the Note Indenture Estate.

            SECTION 8.2 Acceleration upon Notice; Rescission. (a) During the continuance of any Event of Default and subject to the provisions of Section 8.10 hereof, the Note Trustee, in its discretion, may (or when so directed by a Majority in Interest of Noteholders shall), or a Majority in Interest of the Noteholders may, in any such case, by notice in writing to the Owner Participant, the Owner Trustee and Kmart (and to the Note Trustee if given by Noteholders), declare the principal of all the Outstanding Notes and the interest accrued thereon to be due and payable immediately, and thereupon the same shall become immediately due and payable together, in the case of an Event of Default which is a Lease Event of Default, with a Make-Whole
  Premium on the principal amount then due, which amounts shall be distributed in accordance with Section 4.3 hereof.


            (b) At any time after such acceleration and before any sale of the Note Indenture Estate, or any part thereof, shall have been made pursuant to any sale as hereinafter in this
  Article 8 provided, a Majority in Interest of the Noteholders may, in their sole and absolute discretion, by Directive delivered to the Owner Trustee, the Owner Participant and the Note Trustee, rescind and annul such declaration and its consequences if:

            (i) there shall have been paid to or deposited with the Note Trustee a sum sufficient to pay

                 (A) all overdue installments of interest on all Notes,

                 (B) the principal of and premium, if any, on any Notes which have become due otherwise than by such acceleration and interest thereon at the respective rates provided in the Notes for late payments of principal or premium, and

                 (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the Delinquent Rate; and

                 (D) all Events of Default, other than the non-payment of the principal of Notes which have become due solely by such acceleration, have been cured or waived as provided in Section 8.9 hereof.


  No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.


            SECTION 8.3  Enforcement of Remedies.  (a)  Subject to
  Section 8.10 hereof and the limitations set forth in this Section 8.3(a), if an Event of Default that constitutes a Lease Event of Default shall have occurred and be continuing, then in every such case the Note Trustee, as assignee and mortgagee or secured party hereunder or otherwise, may, to the extent permitted by Applicable Law, exercise any or all of the rights and powers and pursue any or all of the remedies under the Lease, the Mortgage, this Note Indenture and the other Granting Clause Documents and, in connection therewith, may take possession of all or part of the Note Indenture Estate and may exclude the Owner Trustee and Kmart (provided that a Lease Event of Default has occurred and is continuing) and, to the extent permitted by Applicable Law, all Persons claiming under either of them wholly or partly therefrom; provided, however, that, notwithstanding any provision herein to the contrary, the Note Trustee shall not exercise any remedies against the Note Indenture Estate unless a declaration of acceleration has been made pursuant to Section 8.2 hereof. Any provision of the Lease, this Note Indenture or any other Operative Document to the contrary notwithstanding, the Note Trustee shall not foreclose the Lien of this Note Indenture or of the Mortgage or otherwise exercise remedies that would result in the exclusion of the Owner Trustee from the Note Indenture Estate, the Demised Premises or any substantial part of either as a result of any Event of Default that arises solely by reason of one or more events or circumstances that constitute a Lease Event of Default, unless the Note Trustee has taken or is concurrently taking action under the Lease to dispossess Kmart, to terminate the Lease or to effect any comparable remedy thereunder.



            (b) Any provision of the Lease or this Note Indenture to the contrary notwithstanding, if Kmart shall fail to pay any Excepted Payment to any Person entitled thereto as and when due, such Person shall have the right at all times, to the exclusion of the Note Trustee, to demand, collect, sue for, enforce performance of obligations relating to, or otherwise obtain all amounts due in respect of, such Excepted Payment; provided, however, that such Person shall not be entitled (i) to collect such payment from or execute any judgment against or otherwise cause the placing of a Lien upon any asset constituting a portion of the Note Indenture Estate or (ii) to dispossess Kmart, terminate the Lease or effect any comparable remedy.

            SECTION 8.4 Specific Remedies; Limitations on Enforcement of Claims without Possession of Notes. Subject to Sections 8.3, 8.4(f), 8.9 and 8.10 hereof and the provisions of the Granting Clause Documents, upon the occurrence of any Event of Default at any time thereafter so long as the same shall be continuing:



            (a) The Note Trustee may, and upon receipt of a Directive of a Majority in Interest of Noteholders shall, in order to enforce the rights of the Note Trustee and of the Noteholders, (i) direct payment to it of all monies and enforce any agreement or undertaking constituting a part of the Note Indenture Estate by any action, suit, remedy or proceeding authorized or permitted by this Note Indenture or by law or by equity, and whether for the specific performance of any agreement contained herein, or for an injunction against the violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by Applicable Law, (ii) enforce the liens and security interests (A) granted by this Note Indenture on all or any part of the Note Indenture Estate and (A) on all collateral securing the Notes by foreclosure, a sale or action on the Notes or any other remedy available to it under Applicable
       Law, subject to the rights of Kmart under the Lease, if any, and (iii) sell, assign, transfer and deliver, from time to time to the extent and in the manner permitted by Applicable
       Law, all or any part of the Note Indenture Estate or any interest therein, at one or more sales with or without demand, advertisement or notice (except as herein required or as may be required by Applicable Law) of the date, time and place of sale and any adjournment thereof, for cash or credit or other property, for immediate or future delivery and for such price or prices and on such terms as the Note
       Trustee, in its discretion, may determine, or as may be required by Applicable Law, and, on any such sale or sales, the Note Trustee is hereby appointed the true and lawful attorney-in-fact of the Owner Trustee (which appointment is irrevocable and coupled with an interest in the Notes), in its name and stead or in the name of the Note Trustee, to execute all deeds, bills of sale and instruments of assignment and transfer, and to make all necessary conveyances, assignments, transfers and deliveries; and the receipt of the Note Trustee for the purchase money paid at any such sale shall be a sufficient discharge therefor to any purchaser of, the Note Indenture Estate or any part thereof. It is agreed that 30 days' notice to the Owner
       Participant, the Owner Trustee and Kmart of the date, time and place of any proposed sale by the Note Trustee of all or any part of the Note Indenture Estate or interest therein is reasonable. The Note Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Note Trustee and of the Noteholders asserted or upheld in any bankruptcy, receivership or other judicial proceedings. To the extent that any portion of the Note Indenture Estate constitutes fixtures or real property or an assignment of real estate rents, the Note Trustee shall have, to the extent not inconsistent with this Note Indenture, all the rights, remedies and benefits of a mortgagee of real property and of a holder of an assignment of rents from real property under Applicable Law. The Note Trustee and any of the Noteholders may purchase at any of the foregoing sales and may, if permitted by Applicable Law, make a credit bid in an amount of up to the aggregate amount of all sums due under their respective Notes and this Note Indenture (including, in the case of the Note Trustee, a credit bid in an amount of up to the aggregate amount due with respect to all of the Outstanding Notes).


            (b) To the extent that the Note Indenture Estate constitutes personal property, the Note Trustee may elect to proceed as to both the real and personal property in accordance with its rights and remedies in respect of the real property. The sale or sales by the Note Trustee of less than the whole of the Note Indenture Estate shall not exhaust the remedies herein granted, and the Note Trustee is specifically empowered to make a successive sale or sales until the whole of the Note Indenture Estate shall be sold; and if the proceeds of such sale or sales of less than the entire Note Indenture Estate shall be less than the aggregate of and the unpaid principal of, premium, if any, and interest due on the Outstanding Notes and any other indebtedness secured by this Note Indenture, this Note Indenture and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Note Indenture Estate just as though no sale or sales had been made; provided, however, that the Owner Trustee shall never have any right to require the sale or sales of less than the whole of the Note Indenture Estate.

            (c) Without limiting the foregoing, the Note Trustee, its assigns and its legal representatives, subject to the rights of Kmart under the Lease, shall have as to such of the Note Indenture Estate as is subject to the Uniform Commercial Code or similar law in each relevant jurisdiction, all the remedies of a secured party under the Uniform Commercial Code or similar law in such jurisdiction and such further remedies as from time to time may hereafter be provided in such jurisdiction for a secured party.

            (d) The Note Trustee may exercise any other right or remedy that may be available to it under Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

            (e) The Note Trustee shall not be personally liable, in the case of entry by it upon the Note Indenture Estate, for debts contracted or liabilities or damages incurred in the management or operation of the Note Indenture Estate.

            (f) Notwithstanding any other provision contained herein, so long as the Issuer is the registered holder of any Note hereunder, the Note Trustee is not authorized or empowered to enforce the liens and security interests of this Note Indenture on all or any portion of the Note Indenture Estate or to take any action with respect to all or any portion of the Note Indenture Estate if such enforcement or action would cause any of the REMICs (as defined in the Bond Indenture) to fail to qualify as a "real estate mortgage investment conduit" for federal income tax purposes.


            SECTION 8.5 Actions for Ratable Benefit of Noteholders. All proofs of claim, rights of action and rights to assert claims under this Note Indenture or under any of the Notes may be enforced by the Note Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Note Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment or reimbursement of the proper charges, expenses or advances of the Note Trustee, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.



            SECTION 8.6 Noteholders May Demand Enforcement of Rights by Note Trustee. Subject to Sections 8.3, 8.4(f), 8.9 and
  8.10 hereof, if an Event of Default shall have occurred and shall be continuing, the Note Trustee shall, upon the receipt of a Directive from a Majority in Interest of Noteholders, proceed to institute one or more suits, actions or proceedings at law, in equity or otherwise, or take any other appropriate remedy, to enforce payment of the principal of, or premium, if any, or interest on the Notes or to foreclose this Note Indenture or to sell or to cause to be sold the Note Indenture Estate under a judgment or decree of a court or courts of competent jurisdiction or under the power of sale herein granted, or take such other appropriate legal, equitable or other remedy, as the Note Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights or powers of the Note Trustee or the Noteholders, or, in case such Noteholders shall have requested a specific method of enforcement permitted hereunder, in the manner requested; provided that such action shall be in accordance with law and in accordance with the provisions of this Note Indenture, and the Note Trustee shall have the right to decline to follow any such request if the Note Trustee in good faith shall determine that the suit, proceeding or exercise of the other remedy so requested would involve the Note Trustee in personal liability or expense.


            SECTION 8.7 Control by Noteholders. A Majority in Interest of Noteholders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee or exercising any trust or power conferred on the Note Trustee; provided that:

            (a) such direction shall not be in conflict with any rule of law or with the rights of the Owner Trustee under this Note Indenture; and


            (b) the Note Trustee may take any other action deemed proper by the Note Trustee that is not inconsistent with such direction.



            SECTION 8.8 Noteholder May Not Bring Suit Except Under Certain Conditions. Subject to Sections 8.3, 8.4(f), 8.9 and
  8.10 hereof, a Noteholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise for the foreclosure of this Note Indenture or for the enforcement of any other remedy under or upon this Note Indenture, unless:

            (a) such Noteholder previously shall have given written notice to the Note Trustee of a continuing Event of Default;

            (b) the Note Trustee shall have received a Directive from a Majority in Interest of Noteholders requesting that it institute such action, suit or proceeding and, if requested, shall have been offered indemnity as provided in
       Section 9.1(e) hereof;

            (c) the Note Trustee shall have refused or neglected to institute any such action, suit or proceeding for 30 days after receipt of such notice, request and offer of indemnity; and

            (d) no subsequent Directive from a Majority in Interest of Noteholders inconsistent with the first such Directive has been given to the Note Trustee during such 30-day period.

            It is understood and intended that no one or more of the Noteholders shall have any right in any manner whatsoever hereunder or under the Notes (a) to surrender, impair, waive, affect, disturb or prejudice the lien of this Note Indenture on any property subject hereto or to the rights of the Noteholders of any other Notes, (b) to obtain or seek to obtain priority over or preference to any other such Noteholder or (c) to enforce any right under this Note Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all of the Noteholders of all series, subject to the provisions of this
  Note Indenture.


            SECTION 8.9 Waiver of Past Defaults. Upon receipt of a Directive from a Majority in Interest of the Noteholders, the Note Trustee shall waive any past Defaults and their consequences and upon any such waiver such Defaults shall cease to exist, and any Events of Default arising therefrom shall be deemed to have been cured for every purpose of this Note Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon; provided, however, that in the absence of written instructions from the Noteholders of all Notes then Outstanding, the Note Trustee shall not waive any Default in the payment of the principal of, premium, if any, or interest on, or other amounts due under, any Note then Outstanding, or in respect of a covenant or provision hereof that, under Article 11 hereof, cannot be modified or amended without the consent of each Noteholder.



            SECTION 8.10 Right of Owner Trustee To Pay Interest, Principal, etc.; Note Purchase. (a) (i) In the event of any default by Kmart to pay in accordance with the Lease any installment of Basic Rent, the Owner Trustee or the Owner Participant, without the consent of the Note Trustee or any Noteholder, may pay to the Note Trustee for application in accordance with Section 4.1(a) hereof a sum equal to the amount of all (but not less than all) principal and interest as shall then be due and payable on the Notes, together with any interest on account of such payment being overdue as provided in Article 4 hereof.


           (ii) In the event of any default by Kmart in the performance of any obligation under the Lease (other than the obligation to pay Basic Rent) or any other Operative Document, the Owner Trustee or the Owner Participant, without the consent of the Note Trustee or any Noteholder, may exercise the Lessor's rights under Article 43 of the Lease to perform such obligation on behalf of Kmart.


          (iii) Solely for the purpose of determining whether there exists an Event of Default, payment by the Owner Trustee or the Owner Participant pursuant to, and in compliance with, Section 8.10(a)(i) of the full amount then required to be paid thereunder shall, for the purposes of this Note Indenture, be deemed to remedy any default by Kmart in the payment of installments of Basic Rent theretofore due and payable and to remedy any default by the Owner Trustee in the payment of any amount due and payable under the Notes and any performance by the Owner Trustee or the Owner Participant of any obligation of Kmart under the Lease pursuant to, and in compliance with,
  Section 8.10(a)(ii) hereof shall, for the purposes of this Note Indenture, be deemed to remedy any default by Kmart in the performance of such obligation and to remedy any related default by the Owner Trustee under this Note Indenture.

           (iv) Until 15 days after the Owner Trustee and the Owner Participant shall have been given notice by the Note Trustee or the Noteholders, if applicable, of the occurrence of an Event of Default that may be cured under this Section 8.10(a), the Note Trustee or the Noteholders, if applicable, shall not exercise any rights as assignee of the Owner Trustee's rights under the Lease or declare the Notes to be due and payable pursuant to Section 8.2 hereof as a result of such Event of Default.

            (v) This Section 8.10(a) shall not apply to any default by Kmart in the payment of any installment of Basic Rent due under the Lease, if default by Kmart in the payment of three or more consecutive installments of Basic Rent, or in the payment of a total of six or more installments of Basic Rent, shall have been cured by the Owner Trustee or the Owner Participant pursuant to the foregoing provisions of this Section 8.10(a).

           (vi)  Upon the exercise of any cure right under this
  Section 8.10(a), neither the Owner Trustee nor the Owner Participant shall obtain any Lien on any part of the Note Indenture Estate on account of any payment made or the costs and expenses incurred in connection therewith nor shall any claim of the Owner Trustee or the Owner Participant against Kmart or any other Person for the repayment thereof impair the prior right and security interest of the Note Trustee in and to the Note Indenture Estate.


            (b)  (i)   Upon the exercise of any cure right under
  Section 8.10(a)(i) hereof, the Owner Trustee or the Owner Participant, as the case may be, shall be subrogated to the rights of the Noteholders to receive from the Note Trustee the installment of Basic Rent with respect to which the Owner Trustee or the Owner Participant effected such cure (including interest on account of such installment being overdue) in the manner set forth in Section 8.10(b)(ii) hereof; provided, however, that, so long as any Event of Default has then occurred and is continuing and subject to the release of funds provisions of Section 4.1(b) hereof, the claim of the Owner Trustee or the Owner Participant, as applicable, to reimbursement for such payment shall be subordinate in all respects to the payment in full of all amounts due hereunder and under and pursuant to the Notes.

           (ii) If the Note Trustee shall thereafter receive such installment of Basic Rent from Kmart, then notwithstanding the requirements of Section 4.1 hereof, the Note Trustee forthwith shall remit such installment of Basic Rent to the Owner Trustee or the Owner Participant, as the case may be, in reimbursement for the funds so advanced by either of them; provided, however, that, if any Event of Default shall have occurred and be continuing, such installment of Basic Rent shall not be remitted to the Owner Trustee or the Owner Participant but shall be held by the Note Trustee as security for the obligations secured hereby and distributed in accordance with Section 4.1(b) hereof, as appropriate; and provided further that if the principal of and interest on the Notes shall have become due and payable pursuant to Section 8.2 hereof, such installment of Basic Rent shall be distributed by the Note Trustee in accordance with Section 4.3 hereof.


       (c) The Note Trustee for itself and for the Noteholders agrees that if, after the occurrence of an Event of Default, the Note Trustee or the Noteholders, as appropriate, intends either to declare the Notes to be accelerated or to exercise other substantial rights or remedies under this Note Indenture or under the Lease, the Note Trustee or the Noteholders, as appropriate, shall give notice of such intention to the Owner Trustee and the Owner Participant at least 60 days prior to the making of such declaration or the exercising of such right or remedy. No declaration of acceleration by the Note Trustee or the Noteholders shall be effective unless the Owner Trustee and the Owner Participant are given at least 60 days' prior written notice of their intention to make such declaration or acceleration. Each Noteholder shall be deemed to agree by its acceptance of its Note that if, within 45 days after the giving of any such notice of intention by the Note Trustee or the Noteholders, as the case may be, the Owner Trustee shall give Notice to the Note Trustee of the Owner Trustee's intention to purchase all of the Outstanding Notes in accordance with this
  Section 8.10(c), accompanied by assurances reasonably satisfactory to the Note Trustee of the Owner Trustee's ability to purchase the Notes, then neither the Note Trustee nor the Noteholders shall thereafter accelerate the Notes or exercise other substantial rights or remedies under the Note Indenture or under the Lease unless the Note Trustee shall not receive within 15 days after the giving of such notice by the Owner Trustee an amount equal to the aggregate unpaid principal amount of any unpaid Notes then outstanding, with any premium and penalty applicable thereto (unless such Event of Default arises from a Lease Event of Default set forth in Section 21(v) of the Lease), together with accrued but unpaid interest thereon to the date of such receipt (as well as any interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest as provided in Article 4 hereof) and any other amounts then due and payable to each Noteholder hereunder. Upon payment to the Note Trustee of such amount, each Noteholder will be deemed to sell, assign, transfer and convey to the Owner Trustee (without recourse or warranty of any kind other than of title to the Notes so conveyed) all of the right, title and interest of such Noteholder in and to the Note Indenture Estate, this Note Indenture and all Notes held by such Noteholder. After the date of payment of such amount to the Note Trustee, the Note Trustee shall no longer treat the former Noteholders as the "Noteholders", except for purposes of the Noteholders' right to receive their respective portions of the amounts paid to the Note Trustee as aforesaid, and on such date the Note Trustee shall register the transfer of ownership of the Notes into the name of the Owner Trustee.



            SECTION 8.11 Right of Noteholders to Receive Payment Not to Be Impaired. Anything in this Note Indenture to the contrary notwithstanding, the right of any Noteholder to receive payment of the principal of, premium, if any, and interest on such Note, on or after the respective due dates expressed in such Note (or, in case of redemption, on the Redemption Date fixed for such Note, subject, however, in the case of a redemption pursuant to
  Section 6.1(b)(ii) hereof, to Section 6.5(c) hereof), or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder; provided, however, that such Noteholder shall not have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under Applicable Law, result in the surrender, impairment, waiver or loss of the Lien of the Note Indenture upon the Note Indenture Estate or any part thereof.



            SECTION 8.12 No Action Contrary to Lessee's Rights under the Lease. Notwithstanding the granting clause hereof or any other provision of this Note Indenture or any provision of any other Operative Document, the Note Trustee warrants that, unless an Event of Default shall have occurred and be continuing, the Note Trustee shall not (a) name Kmart as party in any action or procedures to foreclose the lien of this Note Indenture, unless such joinder shall be required under Applicable Law, and in which case the Note Trustee shall not seek affirmative relief from Kmart in such action nor shall the Lease be cut off or terminated nor Kmart's possession thereunder be disturbed in any such action or proceeding and (b) subject to the next succeeding sentence of this Section 8.12, the Note Trustee will recognize the Lease and Kmart's rights thereunder. Upon any acquisition by the Note Trustee or any purchaser at foreclosure or transferee pursuant to a plan of reorganization under Chapter 11 of the Bankruptcy Code (collectively, a "Successor Landlord") of the
  Owner Trustee's interest in the Lease, provided that Kmart is not in default under the terms of the Lease, the Lease shall continue as a direct Lease between the Successor Landlord and Kmart upon all terms, covenants and conditions set forth in the Lease, except that the Successor Landlord shall not (i) be liable for any previous act or omission of the Owner Trustee under the Lease, (ii) be subject to any offsets, claims, defenses or counterclaims Kmart may have against the Owner Trustee or (iii) be bound by any amendment to the Lease requiring the Note
  Trustee's consent unless such consent was obtained.



            SECTION 8.13  Waiver of Stay.  To the extent it may
  lawfully do so, the Owner Trustee, for itself and for any Person who may claim through or under it, hereby:



            (a) agrees that neither it nor any such Person will set up, plead, claim or in any manner whatsoever take advantage of, any Applicable Law now or hereafter in force providing for any stay, moratorium, extension, appraisement, valuation or redemption or any statute of limitations or any rights to require a marshalling of assets which may delay, prevent or otherwise hinder (i) the performance or enforcement or foreclosure of this Note Indenture, (ii) the sale of any of the Note Indenture Estate or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;


            (b) waives and releases all benefit or advantage of such laws; and

            (c)  consents and agrees that all the Note Indenture
       Estate may at any such sale be sold by the Note Trustee in parcels or as an entirety.


            SECTION 8.14 Right of Note Trustee To Perform Covenants, etc. If the Owner Trustee shall fail to make any payment required to be made or to perform any act required to be performed by it hereunder or under the Lease, the Note Trustee, without notice to or demand upon the Owner Trustee and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the
  Note Indenture Estate. All sums so paid by the Note Trustee and all costs and expenses (including, without limitation, reasonable fees and expenses of legal counsel and other professionals) so incurred together with interest thereon from the date of payment or occurrence, shall constitute additional indebtedness secured by this Note Indenture and shall be paid from the Note Indenture

  Estate to the Note Trustee on demand. The Note Trustee shall not be liable for any damages resulting from any such payment or action unless such damages shall be a consequence of willful misconduct or gross negligence on the part of the Note Trustee.


            SECTION 8.15 Certain Other Rights of Owner Trustee. The Note Trustee shall not modify, waive, amend or supplement any Granting Clause Document (other than this Note Indenture) or deliver any notices, consents, determinations, demands, approvals, requests, directions or releases in respect of any such other Granting Clause Document so as to release Kmart from any of its obligations in respect of the payment of Basic Rent, Additional Rent, Termination Value or any other payments in respect of the Demised Premises as set forth in the Lease, or reduce the amount of, or change the time or manner of payment of or the absolute and unconditional character of, such payment obligations of Kmart as set forth in any Granting Clause Document or impose or create any obligation on the part of the Owner
  Trustee or the Owner Participant under the Lease or extend or shorten the duration of the Base Term or any Renewal Term of the Lease; provided that adjustments to amounts payable in respect of the Demised Premises under the Lease may be made in accordance with Section 3(d) of the Lease at any time this Note Indenture is in effect, at the times and in the manner contemplated by the Lease. Nothing in this Section 8.15 shall prevent the Note
  Trustee from exercising remedies in accordance with the Lease and the Note Indenture so long as such exercise does not involve a modification to a Granting Clause Document that has the effect outlined above prior to such time as the Note Trustee shall be entitled, pursuant to Section 8.3 hereof, to exercise remedies that would result in the exclusion of the Owner Trustee from all or any substantial part of the Note Indenture Estate.



            SECTION 8.16 Restoration of Rights and Remedies. In case the Note Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Note Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Note Trustee, then and in every such case, the Owner Trustee, the Owner Participant, the Note Trustee, the Noteholders and Kmart shall be restored to their former positions and rights hereunder with respect to the Note Indenture Estate, and all rights, powers and remedies of the Note Trustee shall continue as if no such proceedings had been taken.



            SECTION 8.17 Rights and Remedies Cumulative. Each and every right, power and remedy herein specifically given to the Note Trustee under this Note Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Note Trustee and the exercise or the beginning of the exercise of any right, power and remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Note Trustee in the exercise of any right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Trustee or the Owner Participant or to be an acquiescence therein.


                                  ARTICLE 9

                               THE NOTE TRUSTEE

            SECTION 9.1  Certain Rights and Duties of Note Trustee.
    (a) The Note Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.


            (b) Any request or direction of the Owner Trustee mentioned herein shall be sufficiently evidenced by an Owner
  Trustee Request or an Officer's Certificate of the Owner Trustee.

            (c) Whenever in the administration of this Note Indenture the Note Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder the Note Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Owner Trustee.

            (d) The Note Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.


            (e) The Note Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Note Indenture at the request or direction of any of the Noteholders pursuant to this Note Indenture unless such Noteholders shall have offered to the Note Trustee reasonable security or indemnity (including, without limitation, the advancement of monies for out-of-pocket costs) against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (f) The Note Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document; but the Note Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Note Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of the Owner Trustee, personally or by agent or attorney.

            (g) The Note Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys and the Note Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it.


            (h) The Note Trustee shall not be personally liable for debts, contracts or liabilities or damages (collectively, "Liabilities") incurred in the management or operation of the
  Note Indenture Estate, except (x) such Liabilities which result from its gross negligence, willful misconduct or bad faith other than in respect of its obligation under Section 3.2 hereof and
  (B) such Liabilities which result from its negligence or willful misconduct in respect of its obligation under Section 3.2 hereof.


            (i) For all purposes of this Note Indenture, in the absence of actual knowledge of a Responsible Officer of the Note Trustee, the Note Trustee shall not be deemed to have knowledge of a Default (except the failure of Kmart to pay any installment of Basic Rent when the same shall become due) unless notified in writing by any Noteholder, the Owner Participant, the Owner Trustee or Kmart.

            (j)  Except during the continuance of an Event of
  Default:

            (i) the Note Trustee need perform only those duties that are specifically set forth in this Note Indenture and no implied covenants or obligations shall be read into this
       Note Indenture against the Note Trustee; and

           (ii) in the absence of bad faith on its part, the Note Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Note

       Trustee and conforming to the requirements of this Note
       Indenture. However, the Note Trustee shall examine these certificates and opinions to determine whether or not they conform to the requirements of this Note Indenture.

            (k) If an Event of Default has occurred and is continuing, the Note Trustee shall exercise its rights and powers under this Note Indenture, and shall use the same degree of care and skill in their exercise as a prudent person would use under the circumstances in the conduct of his or her own affairs.

            (l) The Note Trustee may not be released from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (j) of this Section;


           (ii) the Note Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers, unless it shall be proved that the Note Trustee was negligent in ascertaining the pertinent facts;



          (iii) the Note Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of a Majority in Interest of the Noteholders relating to the time, method and place of conducting any proceeding for any remedy available to the Note Trustee, or exercising any trust or power conferred upon the Note Trustee under this Note Indenture; and



           (iv) no provision of this Note Indenture shall require the Note Trustee to expend or risk its own funds or otherwise incur any financial obligation in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or obligation is not reasonably assured to it.



            (m) Whether or not therein expressly so provided, every provision of this Note Indenture relating to the conduct or affecting the liability of or affording protection to the Note Trustee shall be subject to the provisions of this Section 9.1.



       The Note Trustee shall exclude and withhold from each distribution to any Noteholder other than the initial holder of the Notes and the Bond Trustee (except as otherwise required by law) of principal, premium, if any, and interest and other amounts due hereunder or under the Notes any and all withholding taxes applicable thereto as required by law. The Note Trustee agrees (i) to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts and timely to pay the same to the appropriate authority in the name of and on behalf of the Noteholders, (ii) that it will file any necessary withholding tax returns or statements when due and
  (iii) that, as promptly as possible after the payment of such amounts, it will deliver to each Noteholder appropriate documentation showing the payment of such amounts, together with such additional documentary evidence as such Noteholder may reasonably request from time to time. The Note Trustee agrees to file any other information reports as it may be required to file under United States law. To the extent that the Note Trustee fails, with respect to any Noteholder, to withhold and pay over any such taxes to the appropriate taxing authority, the Note Trustee shall, upon a claim being made for such taxes by such authority, and before making any claim to Kmart for indemnification under the Master Indemnification Agreement (if such indemnification would otherwise be permissible thereunder), take all reasonable steps to recover such taxes from such Noteholder, including, without limitation, withholding the amount of such taxes from subsequent distributions, if any, to such Noteholder. To the extent that the Note Trustee receives any amount from Kmart for indemnification of such taxes which the Note Trustee thereafter recovers from the appropriate Noteholder (including by withholding from subsequent distributions to such Noteholder) the Note Trustee shall reimburse Kmart therefor.



            (n)  For so long as the Notes are outstanding, the Note
  Trustee shall assign to the Bond Trustee pursuant to the Assignment Agreement all of its rights in, to and under (a) this Note Indenture, (b) the Mortgage, (c) the Assignment, including, without limitation, the rights and interest of the Note Trustee under the Assignment to (i) the Lease and all sums now or hereafter payable to the Note Trustee with respect thereto, including, without limitation, (A) all amounts of Rent payments pursuant to Article 22 of the Lease, the Note Indenture Estate and the other Granting Clause Documents and (B) all rights of the Owner Trustee, now existing or hereafter arising, to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any Granting Clause Document (other than Excepted Rights), as well as all rights, powers and remedies on the part of the Owner Trustee, now existing or hereafter arising and whether arising under any Granting Clause Document or by statute or at law or equity or otherwise, arising out of any Event of Default (other than

  Excepted Rights); and (ii) all rents (including Rent, but excluding Excepted Payments), issues, profits, products, revenues and other income of all property from time to time subjected to the lien and security interest of the Mortgage or the Note Indenture, and all right, title and interest of every nature whatsoever of the Note Trustee, now existing or hereafter arising, in and to the same and every part thereof (except for Excepted Rights and Excepted Payments); (d) the Option to Lease (except for Excepted Rights and Excepted Payments); and all proceeds of the foregoing, including all rights of the Note Trustee under the documents set forth in clauses (a) through (d) above to exercise any election or option, to give or receive any notice, consent, waiver or approval or to direct any action to be taken thereunder by the Note Trustee all to the extent that the Note Trustee is then entitled to effect each of such rights under this Note Indenture.



            SECTION 9.2 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Note Trustee's certificates of authentication, shall not be taken as the statements of the Note Trustee, and the Note Trustee assumes no responsibility for their correctness. The Note
  Trustee makes no representations as to the validity or sufficiency of this Note Indenture, the Note Indenture Estate or the Notes, except that the Note Trustee in its individual capacity hereby represents and warrants that this Note Indenture has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf and that it has power to perform its obligations hereunder.



            SECTION 9.3 Note Trustee and Authorized Agents May Hold Notes. The Note Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Owner Trustee and Kmart with the same rights it would have if it were not Note Trustee.



            SECTION 9.4 Funds May Be Held by Note Trustee; Investments. (a) Subject to Section 5.2 hereof and subsection
  (b) of this Section 9.4, any monies held by the Note Trustee hereunder as part of the Note Indenture Estate need not be segregated from other funds except to the extent required by law and may, until paid out by the Note Trustee as herein provided, be carried by the Note Trustee on deposit with itself, and the Note Trustee shall not have any liability for interest upon any such monies except as otherwise agreed in writing with the Owner Trustee.


            (b) At any time and from time to time (subject to Section 3.1 hereof), the Note Trustee shall invest and reinvest in Permitted Investments any monies at the time on deposit with the Note Trustee as part of the Note Indenture Estate, together with any income and gains from the investment and reinvestment thereof, and sell any Permitted Investments, in either case, including accrued interest and such Permitted Investments shall be held by the Note Trustee until so sold in trust as part of the
  Note Indenture Estate. The Note Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Section.


            SECTION 9.5 Compensation and Reimbursement. The Owner Trustee agrees, to the extent Additional Rent is made specifically available to the Owner Trustee by Kmart for the purposes referred to below pursuant to specific provisions in the Purchase Agreement, the Lease or the Master Indemnification
  Agreement:


            (a) to pay, or cause to be paid, to the Note Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) to reimburse, or cause to be reimbursed, the Note Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any provision of this Note Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own gross negligence, willful misconduct or bad faith; and


            (c) to indemnify, or cause to be indemnified, the Note Trustee, in its individual capacity, and any predecessor Note Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence (other than in respect of its obligation under Section 3.2 hereof), negligence in respect of its obligation under
       Section 3.2 hereof, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance of administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

            As security for the performance of the obligations of the Owner Trustee under this Section 9.5, the Note Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Note Trustee as such, other than Excepted Payments and funds held in trust for the payment of principal of, premium, if any, or interest on particular Notes. Any expenses incurred by the Note Trustee after the occurrence of a Lease Event of Default described in Section 21(v) of the Lease involving Kmart are intended to constitute expenses of administration under the Bankruptcy Code.


            SECTION 9.6 Corporate Note Trustee Required; Eligibility. There shall at all times be a Note Trustee hereunder, which shall be a Person that has a combined capital and surplus of at least $100,000,000, and is subject to supervision or examination by Federal or State authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
  Section 9.6, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Owner Trustee may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Owner Trustee, serve as Note Trustee. If at any time the Note Trustee shall cease to be eligible in accordance with the provisions of this Section 9.6, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.



            SECTION 9.7  Resignation and Removal; Appointment of
  Successor. (a) No resignation or removal of the Note Trustee and no appointment of a successor Note Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Note Trustee under Section 9.8 hereof.

            (b) The Note Trustee may resign at any time by giving written notice thereof to the Owner Trustee and Kmart. If an instrument of acceptance by a successor Note Trustee shall not have been delivered to the Owner Trustee, Kmart and the Note Trustee within 30 days after the giving of such notice of resignation, the resigning Note Trustee may petition any court of competent jurisdiction for the appointment of a successor Note Trustee or any Noteholder who has been a bona fide Noteholder for at least six months may, subject to the provisions of Sections
  8.8 and 8.11 hereof, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor Note Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Note Trustee.

            (c) The Note Trustee may be removed at any time by a Directive delivered to the Note Trustee, the Owner Trustee and Kmart.

            (d)  If at any time:

            (i)  the Note Trustee shall cease to be eligible under
       Section 9.6 hereof and shall fail to resign after written request therefor by the Owner Trustee or by such Noteholder or

           (ii) the Note Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Note Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Note Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either such case, (i) the Owner Trustee may remove the Note Trustee or (ii) subject to Sections 8.8 and 8.11 hereof, unless the Note Trustee's duty to resign is stayed as provided in the Trust Indenture Act, any Noteholder who has been a bona fide Noteholder for at least six months may, on such Noteholder's own behalf and on behalf of all others similarly situated, petition any court of competent jurisdiction for the removal of the Note Trustee and the appointment of a successor Note Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Note Trustee and appoint a successor Note Trustee.


            (e) If the Note Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Note Trustee for any cause, the Owner Trustee shall promptly appoint a successor Note Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Note Trustee shall be appointed pursuant to a Directive of a Majority in Interest of Noteholders delivered to the Owner Trustee, Kmart and the retiring Note Trustee, the successor Note Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Note Trustee and supersede the successor Note Trustee appointed by the Owner Trustee. If no successor Note Trustee shall have been so appointed by the Owner Trustee or the Noteholders and accepted appointment in the manner provided in
  Section 9.8 hereof, any Noteholder who has been a bona fide Noteholder for at least six months may, subject to the provisions of Sections 8.8 and 8.11 hereof, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Note Trustee. Such court may thereupon after such notice, if any, as it may deem proper or prescribe, appoint a successor Note Trustee.

            (f) Upon delivery to the Owner Trustee by the Note Trustee of the Register, the Owner Trustee shall give notice of each resignation and each removal of the Note Trustee and each appointment of a successor Note Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Noteholders as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Note Trustee and the address of its Note Trustee Office.


            SECTION 9.8 Acceptance of Appointment by Successor. Every successor Note Trustee appointed hereunder shall execute, acknowledge and deliver to the Owner Trustee, Kmart and to the retiring Note Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Note Trustee shall become effective and such successor Note Trustee, without any further act, deed or conveyance, shall become vested with all of the rights, powers, trusts and duties of the retiring Note Trustee; but on request of the Owner Trustee or the successor Note Trustee, such retiring Note Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Note Trustee all of the rights, powers and trusts of the retiring Note Trustee, and such retiring Note Trustee shall duly assign, transfer and deliver to such successor Note Trustee all property and money held by such retiring Note Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 9.5 hereof. Upon request of any such successor Note Trustee, the Owner Trustee shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Note Trustee all such rights, powers and trusts.

            No successor Note Trustee shall accept its appointment unless at the time of such acceptance such successor Note Trustee shall be qualified and eligible under this Article.


            SECTION 9.9 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Note Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Note Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Note Trustee, shall be the successor of the Note Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Note Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Note Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Note Trustee had itself authenticated such Notes.

            SECTION 9.10 Co-Trustee or Separate Trustee. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which property shall be held subject to the lien hereof, or the Note Trustee shall be advised by counsel, satisfactory to it, that it is necessary, prudent or convenient in the interest of the Noteholders, or upon receipt of a Directive, the Note Trustee and the Owner Trustee shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company or one or more Persons approved by the Note Trustee either to act as co-trustee or co-trustees of all or any part of the Note Indenture Estate jointly with the Note Trustee originally named herein or any successor or successors, or to act as separate trustee or trustees of all or any such property. In the event the Owner Trustee shall have not joined in the execution of such instruments and agreements within 10 days after the receipt of a written request from the Note Trustee to do so, or in case an Event of Default shall have occurred and be continuing, the Note Trustee may act under the foregoing provisions of this Section without the concurrence of the Owner Trustee upon giving written notice to the Owner Trustee of the name and address of such proposed additional trustee; and the Owner Trustee hereby appoints the Note Trustee its agent and attorney to act for it under the foregoing provisions of this Section in either of such contingencies; provided, however, that within 90 days following any appointment of an additional trustee without the concurrence of the Owner Trustee, the Owner Trustee may, after consultation with Kmart, if there shall not have occurred and be continuing an Event of Default, remove such additional trustee by written notice to the Note Trustee, the additional trustee and Kmart.


            (b) Every additional trustee hereunder shall, to the extent permitted by law, be appointed and act, and such additional trustee and its successors shall act, subject to the following provisions and conditions, namely:

            (i) the Notes shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon the Note Trustee in respect of the custody, control and management of monies, papers or securities, shall be exercised solely by the Note Trustee;

           (ii) all rights, powers, duties and obligations conferred or imposed upon the Note Trustee shall be conferred or imposed upon and exercised or performed by the Note Trustee and such additional trustee or trustees jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Note Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee or trustees;

          (iii) no power given hereby to, or which it is provided hereby may be exercised by, any such additional trustee or trustees, shall be exercised hereunder by such additional trustee or trustees, except jointly with, or with the consent in writing of, the Note Trustee, anything herein contained to the contrary notwithstanding;

           (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and


            (v) after consultation with the Owner Trustee and the Note Trustee, at any time by an instrument in writing, executed by them jointly, may remove any such additional trustee, and in that case, by an instrument in writing executed by them jointly, may appoint a successor or successors to such additional trustee or trustees, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Owner Trustee shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Note Trustee to do so, the Note Trustee shall have the power to remove any such additional trustee and to appoint a successor additional trustee without the concurrence of the Owner Trustee; and the Owner Trustee hereby appoints the Note Trustee its agent and attorney to act for it in such connection in such contingency; provided, however, that if there shall not have occurred and be continuing an Event of Default, within 90 days following any appointment of a successor additional trustee without the concurrence of the Owner Trustee, the Owner Trustee may remove such successor additional trustee by written notice to the Note Trustee and the successor additional trustee. In the event that the Note Trustee alone shall have appointed an additional trustee or trustees as above provided, it may at any time, by an instrument in writing, remove any such additional trustee, the successor to any such additional trustee so removed to be appointed by the Owner Trustee and the Note Trustee, or by the Note Trustee alone, as hereinbefore in this Section provided, subject to the aforesaid right of Owner Trustee, if there shall not have occurred and be continuing an Event of Default, to remove such additional trustee within 90 days after such appointment.

                                     ARTICLE 10

                                  NOTEHOLDERS' LISTS


            SECTION 10.1 List of Names and Addresses of Noteholders. The Note Trustee shall preserve in as current a form as is reasonably practicable the most recent list of the names and addresses of the Noteholders. A copy of such list shall be available to any Noteholder upon request made to the Note
  Trustee.



       Every Noteholder, by receiving and holding a Note, agrees with the Owner Trustee and the Note Trustee that neither the Owner Trustee nor the Note Trustee nor any agent of either of them shall be held responsible by reason of the disclosure of any such information as to the names and addresses of the Noteholders in accordance with this Section, regardless of the source from which such information was derived.


                              ARTICLE 11

                       SUPPLEMENTAL INDENTURES


            SECTION 11.1 Supplemental Indentures without Consent of Noteholders. Without the consent of any of the Noteholders, each of the Owner Trustee and the Note Trustee shall enter into one or more Supplemental Indentures, in form satisfactory to the Note Trustee, for the following purposes:


            (a) subject to the provisions of the Operative Documents, to evidence the succession of another corporation to that of Kmart or to evidence the succession of another corporation to that of the Owner Trustee, and the assumption by any such successor of the covenants of the Owner Trustee contained herein and in the Notes;


            (b) to convey, transfer and assign to the Note Trustee, as the case may be, and to subject to the lien of this Note Indenture, with the same force and effect as though included in the granting clause hereof, additional property, and to correct or amplify the description of any property at any time subject to the lien of this Note Indenture or to assure, convey and confirm unto the Note Trustee, as the case may be, any property subject or required to be subject to the lien of this Note Indenture;

            (c) to modify, eliminate or add to the provisions of this Note Indenture to such extent as shall be necessary to qualify this Note Indenture (including any Supplemental

       Indenture) under the Trust Indenture Act, or under any similar Federal statute hereafter enacted;

            (d) to cure any ambiguity or to correct any provision herein which may be defective or inconsistent with any other provision herein;

            (e) to evidence the succession of a new Note Trustee hereunder or add a co-trustee or separate trustee and to make provisions as to the rights and duties of such additional trustee and as to the appointment and dismissal of any such additional trustee;

            (f) to make any other amendments or provisions with respect to matters or questions arising under this Note Indenture which shall not be inconsistent with the provisions of this Note Indenture, provided such amendment or provision shall not adversely affect in any material respect the interest of the Noteholders; or

            (g) to make such other amendments or provisions as are necessary to protect the REMIC status of the REMICs described in the Bond Indenture.


            Notwithstanding the foregoing, no Supplemental Indenture shall become effective (a) that is inconsistent with the rights of Kmart under the Lease or (b) except with the consent of the Noteholders of all Notes then Outstanding if as a result thereof the amounts payable to the Owner Trustee under the Lease (other than Excepted Payments) and assigned to the Note Trustee hereunder shall not be sufficient to pay when due the principal of, premium, if any, and interest on all Outstanding Notes.



            SECTION 11.2 Supplemental Indentures with Consent of Noteholders. With the consent of a Majority in Interest of Noteholders, by Directive delivered to the Owner Trustee, Kmart and the Note Trustee, the Owner Trustee may, and the Note Trustee, subject to Section 11.3 hereof, shall, enter into Supplemental Indentures for the purpose of adding any provisions to or changing in any manner the rights and obligations of the Noteholders and of the Owner Trustee under this Note Indenture; provided, however, that no such Supplemental Indenture shall (a) be inconsistent with the rights of Kmart under the Lease and (b) without the consent of the holder of each Outstanding Note affected thereby:



            (i) change the Stated Maturity or any date for payment of the principal of, or any installment of interest on, or the dates or circumstances of payment of premium, if any, on, any Note, or reduce the principal amount thereof or the interest thereon or any amount payable upon the redemption thereof, or change the circumstances for redemption or change the place of payment where, or the coin or currency in which, any Note or the premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or interest on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date subject, however, to Section 6.5(c) hereof) or such payment of premium, if any, on or after the date such premium becomes due and payable or change the dates or the amounts of payments to be made through installment payments in respect of a Note of any series;



          (ii) permit the creation of any Lien prior to or pari passu with the lien of this Note Indenture with respect to any of the Note Indenture Estate, or terminate the lien of this Note Indenture on any of the Note Indenture Estate or deprive any Noteholder of the security afforded by the lien of this Note Indenture;



          (iii) terminate the Lease, reduce the amounts payable under the Lease assigned to the Note Trustee or change the time for the payment thereof so that such payments are less than the amounts necessary to pay when due the principal of, premium, if any, and interest on the Outstanding Notes;



           (iv) reduce the percentage in principal amount of the Outstanding Notes of all series, the consent of whose holders is required for any such Supplemental Indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Note Indenture or certain defaults hereunder and their consequences) provided for in this Note Indenture;


           (v) modify any of the provisions of this Section 11.2 hereof, except to increase the percentage referenced therein or to provide that certain other provisions of this Note Indenture cannot be modified or waived without the consent of each Noteholder affected thereby; or




           (vi) cause any Note to fail to be a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code with respect to the REMIC to which such Note relates pursuant to the Bond Indenture.




            Upon receipt by the Note Trustee of an Officer's Certificate of the Owner Trustee and such other documentation as the Note Trustee may reasonably require and upon the filing with the Note Trustee of evidence of the Act of such Noteholders, the Note Trustee shall join in the execution of such Supplemental

  Indenture or other instrument, as the case may be, subject to the provisions of Section 11.3 hereof.



            It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such Act shall approve the substance thereof. Promptly after the execution by the Owner Trustee and the Note Trustee of any Supplemental Indenture pursuant to the provisions of this Section 11.2, the Note Trustee shall transmit a written notice, setting forth in general terms the substance of such Supplemental Indenture, to all Noteholders, as the names and addresses of such Noteholders appear on the Note Register. Any failure of the Note Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture. The Note Trustee shall provide Kmart with a true copy of any Supplemental Indenture so entered into from time to time.

            SECTION 11.3 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any Supplemental Indenture permitted by this Article or the modifications thereby of the trusts created by this Note Indenture, the Note Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Note Indenture.

            SECTION 11.4 Effect of Supplemental Indentures. Upon the execution of any Supplemental Indenture permitted under this Article, this Note Indenture shall be modified in accordance therewith, and such Supplemental Indenture shall form a part of this Note Indenture for all purposes; and every holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound to this Note Indenture as so supplemented.

            SECTION 11.5 Reference Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article may, and shall if required by the Owner Trustee, bear a notation in form approved by the Owner Trustee and the Note Trustee as to any matter provided for in such Supplemental Indenture; and, in such case, suitable notation may be made upon Outstanding Notes after proper presentation thereof and demand therefor. If the Owner Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Owner Trustee and the Note Trustee, to any such Supplemental Indenture may be prepared and executed by the Owner Trustee and authenticated and delivered by the Note Trustee or other authorized agent in exchange for Outstanding Notes.


                                     ARTICLE 12

                              SUBSTITUTION OF PROPERTIES

            SECTION 12.1 Substitution of Properties. In the event that Kmart substitutes a property for the Demised Premises in accordance with Article 42 of the Lease, the Owner Trustee shall substitute such property for the Demised Premises under this Note Indenture, in which case (a) such property shall be subjected to the lien hereof and (b) the initial Demised Premises shall be released from the lien hereof, provided that the conditions set forth in Article 23 of the Mortgage are satisfied in full.

            The Note Trustee shall from time to time execute any written instrument to confirm the propriety of any action taken by the Owner Trustee with respect to the substitution of a property upon receipt by the Note Trustee of an Owner Trustee Request requesting the same, together with an Officer's Certificate of Kmart stating that said action was duly taken by the Owner Trustee in conformity with the Lease and that the execution of such written instrument is appropriate to confirm the propriety of such action under this Section 12.1.

            SECTION 12.2 Purchaser Not Bound to Inquire. In no event shall any purchaser or purchasers in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Note Trustee to execute a release, or to inquire as to any facts required by the provisions hereof for the exercise of such authority, or to see to the application of the purchase monies.

            SECTION 12.3 Appoint Note Trustee Attorney-in-Fact. For the purpose of granting releases provided in this Article 12, the Note Trustee is hereby irrevocably constituted as agent and attorney-in-fact for the Noteholders and to that end may execute, sign, seal, acknowledge and deliver all necessary instruments of release as may be requested by Kmart or the Owner Trustee.


                             ARTICLE 13

                          SUNDRY PROVISIONS

            SECTION 13.1 Kmart Not Liable. In no event shall any provision of this Note Indenture or the Notes constitute a guarantee or assumption by Kmart or the Remainder Purchaser of the Notes or the indebtedness represented thereby.

            IN WITNESS WHEREOF, the parties hereto have caused the
  Note Indenture to be duly executed by their respective officers thereunto duly authorized, and their respective corporate seal to be hereunto affixed, all as of the day and year first above written.

                                [SHAWMUT BANK CONNECTICUT,
                                  NATIONAL ASSOCIATION]
                                [SOCIETY NATIONAL BANK],
                                  not in its individual capacity
                                  except to the extent set forth
                                  herein, but as Owner Trustee
                                  under the Trust Agreement
  [CORPORATE SEAL]

  Attest:
                                By:
  Name:                         Name:
  Title:                        Title:



                                THE BANK OF NEW YORK,
                                  as Note Trustee
  [CORPORATE SEAL]

  Attest:
                                By:
  Name:                         Name:
  Title:                        Title:




  The address of the within-
  named mortgagee is:








  on behalf of Mortgagee

   STATE OF            )
                       )   ss.:
   COUNTY OF           )


            The foregoing First Supplemental and Restated Trust Indenture, Assignment of Lease and Rents and Security Agreement was acknowledged before me, the undersigned Notary Public, in the County of _____________, State of _____________, this ____ day of
   March 1994, by _______________________________________, as
   _________________________ of __________________________, not in
   its individual capacity, except as expressly set forth in the foregoing Note Indenture but solely as Owner Trustee, on behalf of the Owner Trustee.


   [Notarial Seal)
                                           Notary Public

   My commission expires:





   STATE OF            )
                       )  ss.:
   COUNTY OF           )



             The foregoing First Supplemental and Restated Trust Indenture, Assignment of Lease and Rents and Security Agreement was acknowledged before me, the undersigned Notary Public, in the County of _____________, State of ____________, this ____ day of
   March 1994, by _________________________, as ______________
   ____________ of _______________________, on behalf of the Note
   Trustee.


   [Notarial Seal)
                                           Notary Public

   My commission expires:

                                   APPENDIX A

                                     TO THE

                     TRUST INDENTURE, ASSIGNMENT OF LEASES
                        AND RENTS AND SECURITY AGREEMENT


                                    FORM OF
                         DEFINITIONS AND RULES OF USAGE

                 Section 1.1 Rules of Usage. The following rules of usage shall apply to the Note Indenture unless otherwise required by the context:

                 (a) Singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate.

                 (b) Unless otherwise indicated, references in the Note Indenture to appendices, articles, schedules, sections or exhibits are references to appendices, articles, schedules, sections or exhibits of the Note Indenture.

                 (c) The headings, subheadings and table of contents used in the Note Indenture are solely for convenience of reference and shall not constitute a part of the Note Indenture nor shall they affect its meaning, construction or effect.

                 (d) References to any Person shall include such Person, its successors and permitted assigns.

                 (e) Each of the parties to the Note Indenture and their counsel have reviewed and revised, or requested revisions to, the Note Indenture, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of the Note Indenture and any amendments or exhibits thereto.

                 (f) "or" is not exclusive and "include" and "including" are not limiting.

                 (g) "hereby", "herein", "hereof", "hereunder", "this Agreement" or like words used in the Note Indenture refer to the Note Indenture, as it may be amended, modified or supplemented from time to time in accordance with its terms.

                Section 1.2 Definitions. As used in the Note Indenture, the following terms shall have the respective meanings assigned thereto:

                "Act", when used with respect to any Noteholder, shall have the meaning set forth in Section 1.4 of the Note Indenture.

                "Additional Rent" shall have the meaning set forth in Section 3(a) of the Lease.

                 "Affiliate", with respect to any Person, shall mean any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                 "Applicable Law" shall mean all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders, interpretations, licenses and permits of any governmental authority and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment).


                 "Assigned Payments" shall have the meaning set forth in the granting clause of the Note Indenture.



                 "Assignment" shall mean the Assignment of Rights dated the date hereof from the Owner Trustee to the Note Trustee.



                 "Assignment Agreement" shall mean the Assignment Agreement dated the date hereof from the Note Trustee, as assignor, to the Bond Trustee, as assignee.


                 "Authorized Officer" shall mean, with respect to the Note Trustee, any officer in the Corporate Trust Department of the Note Trustee who shall be duly authorized by appropriate corporate action to authenticate a Note or to execute any Operative Document, and shall mean, with respect to the Owner Trustee, any officer of the Owner Trustee in its Corporate Trust Administration department who shall be duly authorized by appropriate corporate action to deliver an Owner Trustee Request or to execute any Operative Document.

                 "Average Life" shall mean, as of the date of determination, with respect to the Notes, the quotient obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of the Notes multiplied by the amount of such principal payment by (b) the sum of all such principal payments.

                 "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as amended and as the same may be further amended, and any other Applicable Law with respect to bankruptcy, insolvency or reorganization that is successor thereto.

                 "Basic Rent" shall have the meaning set forth in Section 3(a) of the Lease.

                 "Bond Indenture" shall mean the Collateral Trust Indenture dated as of the date hereof between the Issuer and the Bond Trustee.

                 "Bonds" shall mean the secured lease bonds issued pursuant to the Bond Indenture.


                 "Bond Trustee" shall mean The Bank of New York, a New York banking corporation, in its capacity as trustee under the Bond Indenture, and such other Person that may from time to time be acting as successor trustee under the Bond Indenture.


                 "Business Day" shall mean any day other than a Saturday or Sunday or other day on which banks in New York, New York, Troy, Michigan or the city in which the corporate trust offices of any of the Owner Trustee, the Note Trustee, the Bond Trustee, or the principal offices of Kmart are located are authorized or required to be closed or, if no Note is Outstanding, the city in which the principal corporate trust office of the Owner Trustee is located.


                 "Closing Date" shall mean March __, 1994.




                 "Code" shall mean the Internal Revenue Code of 1986, as amended.



                 "Deed" shall mean the Deed, dated as of December 15, 1993, between Kmart or a subsidiary thereof, as seller, and the Owner Trustee, as buyer, substantially in the form of Exhibit A to the Purchase Agreement.

                 "Default" shall mean an event which, after giving of notice or lapse of time, or both, would become an Event of Default.

                 "Defeasance Release" shall have the meaning set forth in
Section 3.1 of the Note Indenture.


                 "Delinquent Rate" shall mean, with respect to a Note, 1% per annum over the rate of interest for such Note.


                 "Demised Premises" shall have the meaning set forth in Section 1(a) of the Lease.


                 "Directive" shall mean an instrument in writing executed in accordance with the terms and provisions of the Note Indenture by the Noteholders, or their duly authorized agents or attorneys-in-fact, representing a Majority in Interest of the Noteholders, directing the Note Trustee to take or refrain from taking the action specified in such instrument or otherwise advising the Note Trustee; provided, however, that each holder of Notes then Outstanding, or its duly authorized agent or attorney-in-fact, shall be entitled to direct the Note Trustee only with respect to the aggregate unpaid principal amount of Notes (or portion thereof) issued and Outstanding that are registered in the name of such Noteholder and that are certified by such Noteholder or its duly authorized agent or attorney-in-fact to be (a) held by it for its own account and not pledged as collateral for any of its obligations or (b) pledged as collateral for one or more of its obligations, or obligations with respect to which it is acting as trustee under a related indenture, but in respect of which it has received a directive, satisfactory in form and substance to the Note Trustee, given by the holder or holders of a proportionate interest in the obligations secured by such Notes in accordance with the instrument governing such obligations. More than one directive can be given by a registered Noteholder or its duly authorized agent or attorney-in-fact pursuant to clause (b) of the preceding sentence, and such directives may be contradictory or inconsistent, so long as each directive to take or refrain from taking the action specified therein or otherwise advising the Note Trustee meets the requirements of said clause (b).



                 "Event of Default" shall mean any of the events specified in
Section 8.1 of the Note Indenture.


                 "Event of Loss" shall mean an event giving rise to a Tenant's Purchase Offer under Section 15(f) or 16(a) of the Lease.

                 "Excepted Payments" shall mean:

                 (a) all indemnity payments (including, without limitation, payments under Article 7 of the Lease, payments under the Tax Indemnification Agreement, whether made by adjustment to Basic Rent, Additional Rent or otherwise and all payments under the Master Indemnification Agreement) to which the Owner Trustee in its individual capacity, the Owner Participant or any of their respective Affiliates (or the respective successors, assigns, agents, officers, directors or employees of the Owner Trustee or the Owner Participant) is entitled under the Operative Documents;

                 (b) any amounts payable under any Operative Document to pay the Owner Trustee's fee or reimburse the Owner Trustee, the Owner Participant or any of their respective Affiliates (including the reasonable expenses of the Owner Trustee and the Owner Participant incurred in connection with any such payment) for performing or complying with any of the obligations of Kmart under and as permitted by any Operative Document;

                 (c) any amount payable to the Owner Participant by any Transferee as the purchase price of the Owner Participant's interest in the Trust Estate (or a portion thereof);

                 (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under personal injury or property damage liability policies maintained under any Operative Document for the benefit of the Owner Trustee or the Owner Participant; provided that such insurance does not reduce the amounts available pursuant to the provisions of Articles 15 and 17 of the Lease;

                 (e) any insurance proceeds, if any, payable under policies separately maintained by the Owner Trustee or the Owner Participant as permitted by the Lease; and

                 (f) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (e) above.

                 "Excepted Rights" shall mean (a) all rights with respect to Excepted Payments of the Person entitled thereto and (b) all rights and privileges expressly reserved to the Owner Trustee or the Owner Participant with the Note Trustee pursuant to clauses (aa), (bb) and (cc) of the Note Indenture for the periods specified in the Note Indenture.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and as the same may be further amended, or any comparable successor Applicable Law.

                 "Final Payment Date" shall have the meaning set forth in
Article 22 of the Lease.


                 "Granting Clause Documents" shall mean the Deed, the Lease, the Mortgage, the Assignment and the Option to Lease.


                 "Improvements" shall have the meaning set forth in Section 16 of the Purchase Agreement.


                 "Interim Closing Date" shall mean December 27, 1993.



                 "Interim Notes" shall mean the Series X Note, The Series Y Note and the Series Z Note, issued pursuant to the Original Note Indenture.


                 "Issuer" shall mean FGHK, Inc., a New York corporation, its successors and assigns.

                 "Kmart" shall mean Kmart Corporation, and its successors and assigns.

                 "Land" shall mean the parcel of land on which the Improvements are located, as more fully described in Exhibit A to the Lease.


                 "Lease" shall mean the Lease Agreement dated as of December 15, 1993, as amended as of the date hereof, between the Lessor and Kmart, with respect to the Demised Premises located in the City of ____________, County of ____________, and State of __________, substantially in the form of Exhibit G-1 to the Purchase Agreement, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of the Note Indenture.


                 "Lease Event of Default" shall mean any of the events specified in Article 21 of the Lease and defined as an "Event of Default" therein.

                 "Lessor" shall mean the Owner Trustee, as lessor under the Lease, and, to the extent permitted under the Trust Agreement and the other Operative Documents, its successors and assigns as lessor under the Lease.


                 "Lessor's Excess Proceeds Amount" shall mean the amount of excess proceeds available pursuant to Section 16(d) of the Lease; provided that such amount does not exceed, at the time of such occurrence, the lesser of (a) $500,000 and (b) 10% of the purchase price of the Property at the Interim Closing Date of the Demised Premises in which case the Lessor's Excess Proceeds Amount shall equal zero.

                 "Lessor's Liens" shall have the meaning set forth in Section 5(e) of the Lease except for such Liens incurred as result of the execution and delivery of this Note Indenture, the Mortgage or the execution, authentication and delivery of the Notes or as contemplated or required by any of the foregoing.

                 "Lien" shall mean any mortgage, deed of trust, deed to secure debt, pledge, security interest, encumbrance, lien, easement, restriction, servitude or charge of any kind encumbering the Land or the Improvements, including, without limitation, any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof or the filing of, or agreement to execute as "debtor", any financing or continuation statement under the Uniform Commercial Code of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Law as defined in
Article 13 of the Lease.

                 "Majority in Interest" shall mean Noteholders holding a majority in principal amount of all Outstanding Notes under the Note Indenture at the time of any such determination.


        "Make-Whole Premium" shall mean the sum of the make-whole premiums on all outstanding Notes being redeemed. The make-whole premium, if any, on any Note shall mean an amount equal to the positive difference, as of the date of determination, between (a) the present value of all future payments of principal and interest, including any principal amount due at maturity, discounted semi-annually at an interest rate per annum equal to (i) the average yield for "This Week", as provided in the Treasury Constant Maturity Yield Index published by the Federal Reserve Bank of New York in the Federal Reserve Statistical Release designated "H.15(519) Selected Interest Rates", or a successor publication, published next preceding two Business Days prior to redemption, for instruments having a maturity corresponding to the remaining Average Life of such Note (the "TCMYI") plus (ii) 50 basis points, and (b) the outstanding principal amount of such Note to be redeemed; provided, however, that if there is no TCMYI for instruments having a maturity corresponding to the Average Life of such Note, then the TCMYI shall equal the straight-line interpolation between the interest rates on the respective Treasury issues both greater and lesser, most closely approximating the Average Life of the Note (rounded to the fourth decimal place); and provided further that if the Average Life of such Note is less than one year, the one-year TCMYI shall be used.



        "Master Indemnification Agreement" shall mean the Master
Indemnification Agreement dated as of December 15, 1993 as amended as of the date hereof, between Kmart and the indemnified parties named therein, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.


                 "Mortgage" shall mean the first mortgage, deed of trust or deed to secure debt, as applicable, dated as of the date hereof, covering the Demised Premises including the Improvements thereon, from the Owner Trustee, as borrower, to or for the benefit of the Note Trustee, as beneficiary, for the benefit of the Noteholders as at the time supplemented or amended.



                 "Note Indenture" shall mean the First Supplemental and Restated Trust Indenture, Assignment of Lease and Rents and Security Agreement dated as of March __, 1994, between the Owner Trustee and the Note Trustee, relating to the Notes as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.



                 "Note Indenture Estate" shall have the meaning set forth in the granting clause of the Note Indenture.


                 "Note Register" shall have the meaning set forth in Section
2.6 of the Note Indenture.

                 "Note Trustee" shall mean The Bank of New York, a New York banking corporation, not in its individual capacity except as otherwise expressly provided, but solely as Note Trustee under the Note Indenture, and each successor trustee and co-trustee thereunder.


                 "Note Trustee Office" shall mean the office of the Note Trustee located at 101 Barclay Street, New York, New York 10046, or such other office as may be designated by the Note Trustee to the Owner Trustee and each holder of an Outstanding Note under the Note Indenture.


                 "Noteholder" shall mean each of the registered owners from time to time of the Outstanding Notes, except that so long as the Outstanding Notes are subject to the Lien of the Bond Indenture, the term "Noteholder" for all purposes hereof, shall mean the Bond Trustee.

                 "Noteholder's Excess Proceeds" shall mean the amount of excess proceeds to be paid to the Noteholders pursuant to Section 16(d) of the Lease, less the Lessor's Excess Proceeds Amount.


                 "Notes" shall mean the Series A Note, the Series B Note and the Series C Note issued pursuant to the Note Indenture and any notes issued in replacement thereof.

                 "Officer's Certificate" shall mean (a) in the case of [Shawmut Bank Connecticut, National Association,] [Society National Bank,] in its individual capacity or as Owner Trustee, and The Bank of New York, in its individual capacity or as Note Trustee, a certificate signed by any Authorized Officer of such Person and (b) in the case of any other Person, a certificate signed by the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of such Person.


                 "Operative Documents" shall mean the Purchase Agreement, to the extent relating to the Demised Premises under the Lease, the Lease, the Mortgage, the Trust Agreement, this Note Indenture, the Notes, the Master Indemnification Agreement, and the Option to Lease.



                 "Opinion of Counsel" shall mean a written opinion of counsel for any Person either expressly referred to in the Note Indenture or otherwise reasonably satisfactory to the Note Trustee which may include, without limitation, independent counsel to the Owner Trustee, the Owner Participant or Kmart.



                 "Option to Lease" shall mean the Option and Estate for Years Agreement dated as of December 15, 1993, between the Remainder Purchaser and the Owner Trustee relating to the Demised Premises.



                 "Outstanding", when used with respect to Notes, shall mean, as of the date of determination, all such Notes theretofore issued, authenticated and delivered under the Note Indenture, except (a) Notes theretofore canceled by the Note Trustee or delivered to the Note Trustee for cancellation, (b) Notes or portions thereof for the payment of which the Note Trustee holds (and has notified the Noteholders thereof that it holds) in trust for that purpose an amount sufficient to make full payment thereof when due and (c) Notes in exchange for, or in lieu of, other Notes that have been issued, authenticated and delivered pursuant to the Note Indenture; provided, however, that any Note owned by Kmart, the Owner Trustee or the Owner Participant or any Affiliate of any of them shall be disregarded and deemed not to be Outstanding for the purpose of any Directive, but not for any other purpose.


                 "Owner Participant" shall mean the Owner Participant named in the Trust Agreement, its successors and, to the extent permitted by the Trust Agreement and the Purchase Agreement, its assign or assigns. If, at any time, there is more than one Owner Participant, then the term "Owner Participant" shall refer collectively to all such Owner Participants.

                 "Owner Trust" shall mean the trust established pursuant to the Trust Agreement.


                 "Owner Trustee" shall mean [Shawmut Bank Connecticut, National Association,] [Society National Bank,] a national banking association, not in its individual capacity except as otherwise expressly provided in the Purchase Agreement and any other Operative Document, but solely as Owner Trustee under the Trust Agreement, and each successor as trustee and each separate trustee and co-trustee thereunder.

                 "Owner Trustee Request" shall mean a written request signed in the name of the Owner Trustee by an Authorized Officer thereof.


                 "Partial Loss" shall mean a taking of any portion of the Demised Premises (a "Partial Condemnation") as described in Section 16(b) of the Lease or a casualty that is not a total or substantial casualty described in Section 15(f) of the Lease.



                 "Payment Dates" shall mean the dates on which interest will be payable in immediately available funds on the unpaid principal amount of each Outstanding series of Notes, at the applicable interest rate set forth on their faces, on each January 1 and July 1, commencing on [July] 1, 1994.


                 "Permitted Investments" shall mean bonds, notes and other obligations of the United States of America and securities unconditionally guaranteed as to the payment of principal and interest by the United States of America or any agency thereof having the full faith and credit of the United States of America, and having maturities, when acquired, of not more than six months or such lesser time as is necessary for payment of any amounts pursuant to the Note Indenture.

                 "Permitted Liens" shall have the meaning set forth in Article 20 of the Lease.


                 "Person" shall mean any individual, partnership, corporation, limited-liability company, trust, unincorporated association or joint venture, a government or any department or agency thereof, or any other entity.



                 "Personalty" shall have the meaning set forth in Section 15 of the Purchase Agreement.



                 "Purchase Agreement" shall mean the Agreement for Sale of Real Estate dated as of the date hereof, among Kmart, the Owner Participant, the Remainder Purchaser, the Owner Trustees and the Remainder Owner Trustees set forth therein, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

                 "Purchase Offer Termination Date" shall have the meaning set forth in Article 41 of the Lease.

                 "Record Date", when used with respect to any Rent Payment Date, shall mean the close of business on the 15th day of the calendar month preceding the month in which such Rent Payment Date occurs.


                 "Redemption Date", when used with respect to any Note or portion thereof to be redeemed, shall mean (a) the Purchase Offer Termination Date with respect to a termination pursuant to Articles 3, 15 and 16 of the Lease, (b) the Termination Date with respect to a termination pursuant to
Article 5 of the Lease and (c) the Final Payment Date with respect to a termination pursuant to Article 22 of the Lease.


                 "Redemption Price", when used with respect to any Note or portion thereof to be redeemed, shall mean the price at which such Note or portion thereof is to be redeemed, determined as of the applicable Redemption Date pursuant to Section 6.1 of this Note Indenture.


                 "Remainder Purchaser" shall mean FGHK, Ltd., A Wyoming Limited Liability Company, its successors and assigns.


                 "Renewal Term" shall mean the renewal terms provided for in
Article 9 of the Lease.

                 "Rent" shall mean Basic Rent and Additional Rent.

                 "Residual Bonds" shall mean any of the Series AR Bonds, Series BR Bonds or Series CR Bonds issued pursuant to the Bond Indenture.

                 "Responsible Officer" shall mean, with respect to the subject matter of any representation, warranty, covenant, agreement or obligation of any party contained in any Operative Document, the President, or any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or other officer who in the normal performance of his operational responsibility would have knowledge of such matter and the requirements with respect thereto.

                 "Securities Act" shall mean the Securities Act of 1933, as amended and as the same may be further amended, or any comparable successor Applicable Law.

                 "Series A Note" shall mean the note of even date herewith given by the Owner Trustee to the Issuer in the original principal sum of $______________ which bears interest at the Series A Rate (as such term is defined in the Series A Note), issued in replacement of the Series X Note.



                 "Series B Note" shall mean the note of even date herewith given by the Owner Trustee to the Issuer in the original principal sum of $______________ which bears interest at the Series B Rate (as such term is defined in the Series B Note), issued in replacement of the Series Y Note.



                 "Series C Note" shall mean the note of even date herewith given by the Owner Trustee to the Issuer in the original principal sum of $______________ which bears interest at the Series C Rate (as such term is defined in the Series C Note), issued in replacement of the Series Z Note.



                 "Series X Note" shall mean the note designated as the Series X Note dated as of December 15, 1993 in the principal amount of $______ issued by the Owner Trustee pursuant to the Original Note Indenture.



                 "Series Y Note" shall mean the note designated as the Series Y Note dated as of December 15, 1993 in the principal amount of $______ issued by the Owner Trustee pursuant to the Original Note Indenture.



                 "Series Z Note" shall mean the note designated as the Series Z Note dated as of December 15, 1993 in the principal amount of $______ issued by the Owner Trustee pursuant to the Original Note Indenture.


                 "Sinking Fund" shall mean, with respect to any series of Notes, the sinking fund provided for such series.


                 "Sinking Fund Payment" shall mean the payments of principal that shall be due and payable commencing with the first payment on July 1, 1994, in accordance with the terms set out in the Note.


                 "Stated Maturity", when used with respect to any Note, shall mean the date specified in such Note as the fixed date on which the principal of such Note is due and payable.

                 "Successor Landlord" shall have the meaning set forth in
Section 8.12 of the Note Indenture.

                 "Supplemental Note Indenture" shall mean a supplement to the
Note Indenture.

                 "Tax Indemnification Agreement" shall mean the Tax Indemnification Agreement dated as of the date hereof, between Kmart and the Owner Participant, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

                 "Termination Date" shall mean the date determined pursuant to
Article 5 of the Lease.

                 "Termination Value" shall mean the Termination Value as set forth in Exhibit D to the Lease.


                 "Treasury Constant Maturity Yield Index" shall mean the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) (or, if such Statistical Release is no longer published, any publicly available source of similar market data).


                 "Trust" shall mean the trust created by the Trust Agreement.


                 "Trust Agreement" shall mean the Trust Agreement [(1993-__)] dated as of December 15, 1993, between the Owner Participant named therein and [Shawmut Bank Connecticut, National Association,] [Society National Bank,] substantially in the form of Exhibit M to the Purchase Agreement, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of the Note Indenture and the Purchase Agreement.



                 "Trust Estate" shall have the meaning set forth in Article I of the Trust Agreement.


                 "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended and as the same may be further amended, or any comparable successor Applicable Law.

                 "Trustee Expenses" shall have the meaning set forth in Article 3 of the Lease.


                 "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

                                                                       EXHIBIT N

                THIS SECURITY HAS NOT BEEN REGISTERED UNDER
                THE SECURITIES ACT OF 1933, AS AMENDED, AND
                MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE
                OF SUCH REGISTRATION OR AN EXEMPTION
                THEREFROM UNDER SAID ACT.





                             SERIES [A][B][C] NOTE

_______________

No.
$                                          As of           , 1994



FOR VALUE RECEIVED, the undersigned (the "Owner Trustee"), promises to pay to FGHK, Inc. ("Payee"), or its order, in lawful money of the United States of
America, at its principal office at                                     ,
or at such other place as Payee may direct, the aggregate principal amount of
                 Dollars (the "Loan Amount"), together with interest at the
rate of   % per annum (the "Series [A][B][C] Rate") on the principal balance thereof from the date hereof until paid, to be paid in installments as follows:



         1. On each Rent Payment Date, as defined in the Lease, other than the first Rent Payment Date, a payment of interest at the Series [A][B][C] Rate from and including the prior Rent Payment Date to but excluding such Rent Payment Date, and in the case of the first Rent Payment Date, a payment of interest at the Series [A][B][C] Rate from and including the Closing Date to but excluding the first Rent Payment Date, together with a payment of principal, if any, in the amount set forth on the amortization schedule attached hereto as Schedule A;



         2. The outstanding principal balance, together with all interest due thereon and all other sums due under this Note shall be
                 due and payable hereunder on [     ] 1, [    ] (the "Series
                 [A][B][C] Maturity Date").

         Interest shall be computed on the basis of a 360-day year consisting of 12 months of 30 days each. Each and every payment (a "Payment") made by the Owner Trustee to the Payee in accordance with the terms of this Note, including, without limitation, all payments of interest, principal and premium, if any, shall be applied first, to all interest which becomes due and payable pursuant to the terms hereof on or prior to the date the Payment is received and second, towards the reduction of the principal sum outstanding hereunder.

         If any payment shall not be paid on the date such payment is due, the same shall thereafter be payable with interest thereon at the rate of 1% over the Series [A][B][C] Rate (or at the maximum permitted by law, whichever is the lower) from such date to the date of payment thereof.


         This Note has been issued under and pursuant to, and secured by, among other things, (a) a trust indenture, assignment of lease and rents and security agreement (the "Note Indenture"), dated as of the date hereof, between the Owner Trustee to The Bank of New York, as trustee (the "Note Trustee"), for the benefit of the Payee, constituting a first lien on the Trust Estate set forth in the Note Indenture and (b) a mortgage from the Owner Trustee to the Note Trustee for the benefit of the Payee, constituting a first lien on real property, consisting of land and the buildings and improvements thereon located
in the County of          , State of        (the "Mortgaged Property").
Reference is made to such documents for a description of the nature and extent of the security afforded thereby, the rights of the holder hereof in respect of such security and the terms and conditions upon which this Note is secured.
The holder of this Note is entitled to the benefits of the Note Indenture and the Mortgage and may enforce the agreements of the Owner Trustee contained therein and exercise the remedies provided therein or otherwise in respect thereof, all in accordance with the terms thereof. The provisions of the Note Indenture, in conjunction with this Note, define the relationship between the holder hereof and the Owner Trustee, and such provisions establish benefits and binding obligations on both that are not set forth herein.


         This Note is subject to redemption, in whole or in part, in certain cases as provided in the Note Indenture.


         Upon termination of the Lease pursuant to Article 5, 18 or 22 thereof without the consent of the Bond Trustee, each Outstanding Note shall be redeemed in whole at a Redemption Price equal to the unpaid principal amount thereof together with accrued but unpaid interest thereon to, but not including, the applicable Redemption Date plus the Make-Whole Premium.

         Make-Whole Premium shall mean the sum of the make-whole premiums on all outstanding Notes being redeemed. The make-whole premium, if any, on any Note shall mean an amount equal to the positive difference, as of the date of determination, between (a) the present value of all future payments of principal and interest, including any principal amount due at maturity, discounted semi-annually at an interest rate per annum equal to (i) the average yield for "This Week", as provided in the Treasury Constant Maturity Yield Index published by the Federal Reserve Bank of New York in the Federal Reserve Statistical Release designated "H.15(519) Selected Interest Rates", or a successor publication, published next preceding two business days prior to redemption, for instruments having a maturity corresponding to the Average Life of such Note (the "TCMYI") plus (ii) 50 basis points, and (b) the outstanding principal amount of such Note to be redeemed; provided, however, that if there is no TCMYI for instruments having a maturity corresponding to the Average Life of such Note, then the TCMYI shall equal the straight-line interpolation between the interest rates on the two respective Treasury issues greater and lesser, most closely approximating the Average Life of the Note (rounded to the fourth decimal place); and provided further that if the Average Life of such
Note is less than one year, the one-year TCMYI shall be used.


         If an Event of Default, as defined in the Note Indenture, shall occur, the unpaid balance of the principal of this Note may be declared due and payable in the manner and with the effect provided in the Note Indenture.

         The Owner Trustee hereby waives presentment for payment, demand, protest, notice of protest or other notice of dishonor and any right to cure (except pursuant to Section 8.10 of the Note Indenture) as may be permitted by law.

         Subject to the provisions of the Note Indenture, the remedies of Payee as provided in the Note Indenture shall be cumulative and concurrent and may be pursued successively or concurrently against the Owner Trustee and/or the collateral securing this Note, to the extent set forth in the Note Indenture. No failure on the part of Payee in exercising any right or remedy hereunder or under the Note Indenture shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other future exercise thereof or the exercise of any other right or remedy hereunder.

         No modification or waiver of any provision of this Note shall be effective unless the same shall be in writing signed by the party against which enforcement of such modification or waiver is sought.

         If any of the provisions of the Note Indenture or this Note shall require, or be deemed or adjudicated to require, the payment, or to permit the collection, of interest in excess of the maximum amount permitted by law, the Owner Trustee shall not be obligated to pay, nor shall Payee be permitted to collect, interest in excess of the amount permitted by law, and the provisions of this sentence shall supersede any conflicting provisions contained herein or in the Note Indenture.


         Notwithstanding (a) the various covenants, agreements and undertakings of the Owner Trustee contained in this Note or in the Note Indenture and (b) any other provisions to the contrary contained herein or therein, no recourse shall be had for the payment of any principal, interest or premium claim based hereon or thereon or otherwise in respect of this Note, the Note Indenture or the Mortgage or for any claim based hereon or thereon, or otherwise in respect hereof or thereof, or securing the payment of the indebtedness evidenced by this Note, against either (a) the Owner Trustee or its successors or assigns or
(b) any present or future beneficial interest holder, shareholder, director, officer, employee, incorporator, individual or partner, general or limited, of the Owner Trustee, in any such case, under any rule of law, statute or otherwise, or by the enforcement of any assessment, penalty or deficiency judgment, it being expressly understood that all such liability of (i) the Owner Trustee and its successors or assigns and (ii) any present or future beneficial interest holder, shareholder, director, officer, employee, incorporator, individual or partner, general or limited, of the Owner Trustee, in each case, is hereby expressly waived and released as a condition of, and as consideration for the execution of this Note, the Note Indenture and the Mortgage; provided, however, that this provision shall not (a) impair in any way the effectiveness of this Note, the Note Indenture or the Mortgage, (b) prevent the failure to make any payment in respect of the indebtedness evidenced by this Note from being a default under the Note Indenture or this Note, except as otherwise provided in the Note Indenture, (c) prevent recourse to (but solely to) the Note Indenture Estate or any part thereof and any proceeds thereof subject to the Lessee's rights under the Lease, including but not limited to rents, issues and profits therefrom or any bank accounts or other tangible or intangible assets into which said rents, issues and profits are readily identifiable or (d) limit the right of any person to name the Owner Trustee, its successors or assigns, or any transferee of any interest in the
Note Indenture Estate as a party defendant in any action or suit for a judicial foreclosure of or in the exercise of any other remedy under this Note or under the Note Indenture, so long as no judgment in the nature of a deficiency judgment or otherwise shall be asked for or (if obtained) enforced against the Owner Trustee or such transferee.

         By acceptance of this Note, Payee waives and releases from liability for any obligations of the Owner Trustee under this Note, the Note Indenture or for any claim based on, or in respect of or by reason of such obligations or their creation, each director, officer, manager, employee, member or stockholder, as such, of Kmart, FGHK, Inc., FGHK, Ltd., A Wyoming Limited Liability Company, the Owner Trustee or the Owner Participant as the case may be, or any Affiliate of the foregoing.


         If any term or provision of this Note shall be held to be invalid, illegal or unenforceable, the validity of the other terms and provisions hereof shall in no way be affected thereby.


         This Note shall be governed by and construed in accordance with the laws of the State of New York, without reference to the choice-of-law doctrine thereof.


         All capitalized terms not defined herein shall have the same meaning as set forth in the Note Indenture.


         The terms, covenants and conditions of the Note Indenture, including, without limitation, those of Article 12 thereof which provide for the substitution of property which is security for the debt evidenced hereby, are hereby incorporated by reference as if such terms, covenants and conditions were fully restated herein.


         IN WITNESS WHEREOF, the Owner Trustee has caused this Note to be executed by its duly authorized officers.


         [SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION] [SOCIETY NATIONAL BANK], not in its individual capacity but solely as Owner Trustee under the Trust Agreement


                           By:___________________________
                              Authorized Signatory

                  NOTE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

             This is one of the Notes designated above and referred
                   to in the within-mentioned Note Indenture


                                  THE BANK OF NEW YORK,
                                  not in its individual
                                  capacity but solely as
                                  Note Trustee under the Note
                                  Indenture


                                  By:___________________________
                                       Authorized Signatory